EXHIBIT 10.1

EXECUTION VERSION

Published Deal CUSIP: 79466NAN0

Published Revolver CUSIP: 79466NAP5

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF APRIL 30, 2018

AMONG

SALESFORCE.COM, INC.,

as the Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Swingline Lender and an Issuing Lender

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.,

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS BANK PLC,

CITIBANK, N.A.,

and

BNP PARIBAS,

as Joint Lead Arrangers and Joint Book Managers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Syndication Agent

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS BANK PLC,

CITIBANK, N.A.

and

BNP PARIBAS,

as Documentation Agents

i

EXHIBITS

Exhibit A	—	Form of Compliance Certificate
Exhibit B	—	Form of Assignment and Assumption
Exhibit C	—	Form of Prepayment Notice
Exhibit D	—	Form of Promissory Note
Exhibit E	—	Form of Borrowing Notice
Exhibit F	—	Form of Conversion/Continuation Notice
Exhibit G	—	Form of Officer’s Certificate
Exhibit H-1	—	Form of U.S. Tax Compliance Certificate
Exhibit H-2	—	Form of U.S. Tax Compliance Certificate
Exhibit H-3	—	Form of U.S. Tax Compliance Certificate
Exhibit H-4	—	Form of U.S. Tax Compliance Certificate

SCHEDULES

Pricing Schedule
Commitment Schedule

Schedule 13.01	—	Certain Addresses for Notices

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of April 30, 2018, is among salesforce.com, inc., a Delaware corporation (the “Borrower”), the institutions from time to time parties hereto as Lenders (whether by execution of this Agreement or an assignment pursuant to Section 12.01), and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender.

The Borrower, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, have entered into the Existing Credit Agreement (defined below). The Borrower has requested that the Lenders and the Administrative Agent enter into this Agreement to amend and restate the Existing Credit Agreement in its entirety and provide a revolving credit facility to the Borrower for the purposes set forth herein, and the Lenders and the Administrative Agent are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Certain Defined Terms. As used in this Agreement:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition by the Borrower or any of its Subsidiaries of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary of the Borrower, (c) a merger or consolidation or any other combination by the Borrower or any of its Subsidiaries with another Person (other than a Person that is a Subsidiary) provided that the Borrower (or a Person that succeeds to the Borrower pursuant to Section 6.08 in connection with such transaction or series of related transactions) or a Subsidiary of the Borrower (or a Person that becomes a Subsidiary of the Borrower as a result of such transaction) is the surviving entity; provided that any Person that is a Subsidiary at the time of execution of the definitive agreement related to any such transaction or series of related transactions (or, in the case of a tender offer or similar transaction, at the time of filing of the definitive offer document) shall constitute a Subsidiary for purposes of this definition even if in connection with such transaction or series of related transactions, such Person becomes a direct or indirect holding company of the Borrower or (d) the acquisition of real property by the Borrower or any of its Subsidiaries that is expected to be used in whole or in part in the normal operations of the Borrower or its Subsidiaries.

“Acquisition Debt” means any Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness for Borrowed Money of the Borrower, any of its Subsidiaries or the Person(s) or assets to be acquired); provided that either (a)(i) the release of the proceeds thereof to the Borrower and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held pursuant to an escrow or similar arrangement and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness for Borrowed Money, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Borrower and its Subsidiaries in respect of such Indebtedness for Borrowed Money or (b)(i) such Indebtedness for Borrowed Money contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness for Borrowed Money to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness for Borrowed Money, and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness for Borrowed Money, such Indebtedness for Borrowed Money is so redeemed or prepaid within ninety (90) days of such termination or such specified date, as the case may be.

“Actual Unused Commitments” is defined in Section 2.05(a).

“Administrative Agent” means Wells Fargo in its capacity as contractual representative of the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article 10.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Advance” means a Revolving Borrowing or a Swingline Borrowing, as the context may require.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” means any of the Administrative Agent, the Arrangers, the Syndication Agent or the Documentation Agents, as appropriate, and “Agents” means, collectively, the Administrative Agent, the Arrangers, the Syndication Agent and the Documentation Agents.

“Agent Parties” is defined in Section 13.01(c).

“Aggregate Commitment” means, at any time, the aggregate amount of the Commitments of all of the Lenders at such time, as may be adjusted from time to time pursuant to the terms hereof. The Aggregate Commitment as of the Effective Date is One Billion and 00/100 Dollars ($1,000,000,000.00).

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure with respect to all of the Lenders at such time.

“Agreement” means this Second Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means GAAP, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.04; provided, however, that notwithstanding anything contained in Section 9.07 to the contrary, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring after the Effective Date (or any change in GAAP that occurred on or prior to the Effective Date but was not reflected in the financial statements included in the Borrower SEC Report) or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Agreement Currency” is defined in Section 15.06.

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the Eurocurrency Base Rate plus 1.0%. “Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change. If the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for all purposes of this Agreement.

“Alternate Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Alternate Base Rate.

“Alternate Base Rate Loan” means a Revolving Loan, or portion thereof, which, except as otherwise provided in Section 2.11, bears interest at the Alternate Base Rate. All Alternate Base Rate Loans shall be denominated in Dollars.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth under the heading “Applicable Margin” in the Pricing Schedule.

“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as shall be reasonably determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. In advance of the initial borrowing of a Revolving Loan or issuance of a Letter of Credit, in each case, in any Foreign Currency, the Administrative Agent or the applicable Issuing Lender, as applicable, shall provide the Borrower and Lenders with written notice of the Applicable Time for any borrowings and payments in such Foreign Currency. In the event no such notice is delivered by the Administrative Agent, the Borrower and any Lender shall be required to make any borrowings and payments in accordance with the times specified herein for borrowings and payments in Dollars.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s and its subsidiaries’ (taken as a whole) investment banking, commercial lending services or related businesses are transferred following the date of this Agreement), Wells Fargo Securities LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A. and BNP Paribas, in their capacity as Joint Lead Arrangers.

“Article” means an Article of this Agreement unless another document is specifically referenced.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.01), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the President, the Chairman, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Controller or the Secretary of the Borrower and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent, in each case acting in accordance with the terms of the signing authority granted in the incumbency certificate delivered to the Administrative Agent pursuant to Section 4.01(c) (including any supplements thereto delivered to the Administrative Agent from time to time by way of an officers’ certificate jointly executed by two Authorized Officers).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national banking association having its principal office in Charlotte, North Carolina, in its individual capacity, and its successors.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” is defined in the preamble hereto.

“Borrower Materials” is defined in Section 6.01.

“Borrower SEC Report” means the Borrower’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018.

“Borrowing Date” means a date on which an Advance is made or a Letter of Credit is issued hereunder.

“Borrowing Notice” is defined in Section 2.08.

“Business Day” means a day (other than Saturday or Sunday) on which banks are generally open in San Francisco, California and New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system (or any other equivalent wire system) and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles; provided that notwithstanding anything contained in the definition of Agreement Accounting Principles to the contrary, unless the Borrower otherwise elects by delivery of a notice to the Administrative Agent, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP as in effect in the United States on January 31, 2018 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Leases.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles; provided that notwithstanding anything contained in the definition of Agreement Accounting Principles to the contrary, unless the Borrower otherwise elects by delivery of a notice delivered to the Administrative Agent, all obligations under any leases of any Person that are or would be characterized as operating lease obligations in accordance with GAAP as in effect in the United States on January 31, 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances, in each case denominated in Dollars, or, if the applicable Issuing Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the applicable Issuing Lender. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in the case of clauses (x) and (y) be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Borrower or one of its Subsidiaries or (b) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50.0% of the then-outstanding shares of capital stock or equivalent interests of the Borrower the holders of which are ordinarily, in the absence of contingencies, entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis, even though the right to so vote has been suspended by the happening of such a contingency (the “Voting Stock”). Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (x) the Borrower becomes a direct or indirect wholly owned Subsidiary of another Person and (y) the shares of the Voting Stock of the Borrower outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to (i) make Revolving Loans to the Borrower pursuant to Section 2.01(a), (ii) purchase participations in Swingline Loans pursuant to Section 2.01(b) and (iii) purchase participations in L/C Obligations pursuant to Section 2.03, in an aggregate principal amount not to exceed the amount set forth on the Commitment Schedule (which schedule shall set forth each Lender’s Commitment as of the Effective Date) or in an Assignment and Assumption executed pursuant to Section 12.01, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.01 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fee” is defined in Section 2.05.

“Commitment Schedule” means the Schedule attached hereto and identified as such, identifying each Lender’s Commitment and each Issuing Lender’s L/C Commitment as of the Effective Date.

“Consolidated Assets” means, at any date of determination, the total amount, as shown on or reflected in the most recent consolidated balance sheet of the Borrower and its subsidiaries as at the end of the Borrower’s fiscal quarter ending prior to such date, of all assets of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles (giving pro forma effect to any acquisition or disposition of Property of the Borrower or any of its subsidiaries involving the payment or receipt of consideration by the Borrower or any of its subsidiaries in excess of $500,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus

(a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:

(i) Consolidated Interest Charges for such period;

(ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, including, without limitation, any franchise taxes or other taxes based on income, profits or capital and all other taxes that are included in the provision for income tax line item on the consolidated income statement of the Borrower and its Subsidiaries for such period;

(iii) depreciation and amortization expense (excluding, for avoidance of doubt, amortization of deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period;

(iv) any increases in deferred or unearned revenue or substantially equivalent items for such period (net of any increases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period);

(v) all non-cash expenses, losses or charges for such period (other than any such non-cash expenses, losses or charges that represent an accrual or reserve for future cash expenses, losses or charges or that relate to the write-down of current assets), including, without limitation, non-cash stock based employee compensation expenses for such period and non-cash expenses, losses or charges for such period in connection with (A) “goodwill impairment losses” under FASB Statement 142, (B) unrealized losses resulting from mark-to-market accounting in respect of Rate Management Transactions and (C) unrealized losses on equity investments;

(vi) in connection with the MuleSoft Acquisition or any other Acquisition (except for an Acquisition of the type set forth in clause (d) of the definition thereof), all non-recurring restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments, and non-recurring fees and expenses, in each case paid during such period in connection with such Acquisition and within twelve (12) months of the completion of such Acquisition; provided that the amount added back to Consolidated Net Income pursuant to this clause (vi) in respect of any such costs, fees, payments and expenses paid in cash in connection with all such Acquisitions other than the MuleSoft Acquisition shall not exceed 15% of Consolidated EBITDA (calculated before giving effect to this clause (vi) in the aggregate for any period of four fiscal quarters of the Borrower);

(vii) any extraordinary expenses, charges or losses;

minus

(b) the following (without duplication) to the extent included in calculating such Consolidated Net Income:

(i) any extraordinary gains (less all fees and expenses related thereto);

(ii) any decreases in deferred or unearned revenue or substantially equivalent items for such period (net of any decreases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items) for such period); and

(iii) all non-cash income or gains for such period including, without limitation, unrealized gains resulting from mark-to-market accounting in respect of Rate Management Transactions and unrealized gains on equity investments.

In addition, in the event that the Borrower or any of its subsidiaries, during the relevant period, consummated an acquisition or disposition of Property involving the payment or receipt of consideration by the Borrower or any of its subsidiaries in excess of $500,000,000, Consolidated EBITDA will be determined giving pro forma effect to such acquisition or disposition as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) all interest, premium payments, amortization of debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP plus (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Lease Obligations with respect to such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries calculated on a consolidated basis, net income for that period, as determined in accordance with Agreement Accounting Principles.

“Contingent Obligation” means, for any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person that constitute Indebtedness (other than Indebtedness of the type described in clause (v) of the definition of such term), or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.09.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event described in Article 7.

“Defaulting Lender” means, subject to Section 2.21(g), any Lender that (a) has failed to (i) perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing) or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within three (3) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, or generally under other agreements in which it commits to extend credit, unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower to confirm in a manner satisfactory to the Administrative Agent or the Borrower, as applicable, that it will comply with its funding obligations, which request was made because of a reasonable concern by the Administrative Agent or the Borrower that such Lender may not be able to comply with its funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) become the subject of a Bail-in Action or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority unless such ownership or equity results in or provides such Lender with immunity from the jurisdiction of courts within the United States or any other nation or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(g)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Lender, the Swingline Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is, or its government is, the subject or target of any Sanction.

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

“Documentation Agents” means JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc., Barclays Bank PLC, Citibank, N.A. and BNP Paribas, each in its capacity as a documentation agent for the Lenders, and not in its individual capacity as a Lender.

“Dollar” and “$” means dollars in the lawful currency of the United States of America.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which all of the conditions specified in Section 4.01 shall first be satisfied (or waived).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.01(b)(v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 12.01(b)(iii)).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, cost of environmental remediation, fines, penalties or indemnities), resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) the rules or regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

“Eurocurrency Advance” or “Eurocurrency Loan” means an Advance or Loan which, except as otherwise provided in Section 2.11, bears interest based on the applicable Eurocurrency Rate. Eurocurrency Advances and Eurocurrency Loans shall be denominated in Dollars or a Foreign Currency. All Revolving Loans denominated in a Foreign Currency must be Eurocurrency Loans.

“Eurocurrency Base Rate” means

(a) for any Interest Period with respect to a Eurocurrency Loan, the rate per annum equal to the London Interbank Offered Rate administered by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available) (“LIBOR”) as published on the applicable Reuters screen page (or such other comparable commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) in the London interbank market with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to an Alternate Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two (2) London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day.

If the Eurocurrency Base Rate shall be less than zero, such rate shall be deemed zero for all purposes of this Agreement.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the quotient of (i) the Eurocurrency Base Rate applicable to such Interest Period divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

“Exchange Rate” for a currency means the rate determined by the Administrative Agent or an Issuing Lender, as applicable, for the purchase of such currency with another currency, as published on the applicable Reuters screen page (or such other source as may be agreed upon by the Administrative Agent or any Issuing Lender, as applicable, and the Borrower) at or about 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made. In the event that such rate does not appear on the applicable Reuters screen page (or such other source as may be agreed upon by the Administrative Agent or any Issuing Lender, as applicable, and the Borrower), the “Exchange Rate” with respect to the purchase of such currency with another currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent or any Issuing Lender, as applicable, and the Borrower, or, in the absence of such agreement, such “Exchange Rate” shall instead be the rate determined by the Administrative Agent or an Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office in respect of such currency at approximately 11:00 a.m. (local time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent or an Issuing Lender, as applicable, may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes), and branch profits or similar Taxes, in each case, imposed by the jurisdiction (or any political subdivision thereof) (i) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Installation is located, or (ii) where the recipient otherwise has a present or former connection (other than by reason of the activities and transactions specifically contemplated by this Agreement, including selling or assigning an interest in any Loan or Loan Document or enforcing provisions of any Loan Document), (b) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 3.05(e)(ii), (c) in the case of a Foreign Lender, any U.S. withholding Tax that is required to be imposed on amounts payable to such Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18) pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Installation), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Installation (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.05(a)(i) or (ii), (d) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to comply with Section 3.05(e) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 7, 2016, among the Borrower, the subsidiaries of the Borrower identified therein, as guarantors, the lenders and letter of credit issuers from time to time parties thereto and Wells Fargo, as administrative agent, swingline lender and an issuing lender (as amended, restated, supplemented or otherwise modified prior to the date hereof).

“Facility Termination Date” means the earlier of (a) April 28, 2023 and (b) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.05 or Section 8.01 hereof.

“FATCA” means Sections 1471-1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any laws, rules and regulations adopted by a non-U.S. jurisdiction to effect any such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means that (a) the Permanent Financing Fee Letter, dated as of March 20, 2018, among the Borrower, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (b) the Amended and Restated Agent Fee Letter, dated as of the date hereof, among the Borrower, Wells Fargo Securities, LLC and the Administrative Agent, but only with respect to the annual “Administrative Fee” referred to therein in respect of the services of the Administrative Agent hereunder.

“Foreign Currency” means Sterling, Euros or any other currency (other than Sterling and Euros) which is approved in accordance with Section 1.05.

“Foreign Lender” means any Lender that is not organized under the laws of the United States, any State thereof or the District of Columbia.

“Foreign Pension Plan” means any defined benefit plan as described in Section 3(35) of ERISA for which the Borrower, any Subsidiary or any member of the Controlled Group is a sponsor or administrator or to which the Borrower, any Subsidiary or any member of the Controlled Group has any liability, and which (a) is maintained or contributed to for the benefit of employees of the Borrower, any of its respective Subsidiaries or any member of its Controlled Group, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, subject to the Agreement Accounting Principles.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increased Amount Date” is defined in Section 2.22.

“Incremental Revolving Credit Commitment” is defined in Section 2.22.

“Indebtedness” of a Person means, without duplication, (a) the obligations of such Person (i) for borrowed money, (ii) under or with respect to notes payable which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) constituting reimbursement obligations with respect to letters of credit and banker’s acceptances issued for the account of such Person, (iv) for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (v) for its Contingent Obligations, (vi) for its Net Mark-to-Market Exposure under Rate Management Transactions, (vii) for its Capitalized Lease Obligations, (viii) [Reserved], (ix) [Reserved] and (x) with respect to Disqualified Stock, (b) the obligations of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of, or production from, property or assets now or hereafter owned or acquired by such Person and (c) any other obligation or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

“Indebtedness for Borrowed Money” of a Person means, without duplication, (a) the outstanding principal amount of indebtedness for borrowed money (whether or not evidenced by bonds, debentures, notes or similar instruments), (b) obligations for the deferred purchase price of property or services (other than (i) trade accounts payable, intercompany charges and expenses, deferred revenue and other accrued liabilities (including deferred payments in respect of services by employees), in each case incurred in the ordinary course of business and (ii) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of the Borrower in accordance with GAAP), (c) Capitalized Lease Obligations, (d) unpaid reimbursement obligations with respect to drawn letters of credit and banker’s acceptances issued for the account of such Person (to the extent not already cash collateralized) and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (a), (b), (c) or (d) above. Notwithstanding the foregoing, clause (c) shall not include any obligations of the Borrower or any Subsidiary classified as Capitalized Lease Obligations under GAAP or for other accounting purposes, but for which the Borrower and its Subsidiaries do not make and are not required to make any cash payment.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of the Borrower hereunder.

“Indemnitee” is defined in Section 9.06(b).

“Information” is defined in Section 9.10.

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one week, one, two, three or six months or such other period agreed to by the Lenders and the Borrower, commencing on a Borrowing Date or on the date on which a Eurocurrency Advance is continued or an Alternate Base Rate Advance is converted into a Eurocurrency Advance. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months or such other agreed upon period thereafter, or, in the case of an Interest Period of one week shall end on but exclude the day that is one week thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or such other succeeding period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“ISP” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of the relevant Letter of Credit).

“Issuing Lender” means each of (a) Wells Fargo, (b) Bank of America, (c) JPMorgan Chase Bank, N.A., (d) Deutsche Bank AG New York Branch, (e) Barclays Bank PLC, (f) Citibank, N.A., (g) BNP Paribas and (h) any other Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and that has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not unreasonably be delayed or withheld) as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit.

“Judgment Currency” is defined in Section 15.06.

“L/C Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of the Borrower or one or more of its Subsidiaries from time to time in an aggregate amount equal to the amount set forth opposite the name of each such Issuing Lender on the Commitment Schedule or, for any Issuing Lender becoming an Issuing Lender after the Effective Date, such amount as is separately agreed to in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case, as such amount may be changed after the Effective Date in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an Issuing Lender for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit plus (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.03(f). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.03.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all of the Lenders other than the applicable Issuing Lender.

“L/C Sublimit” means the lesser of (a) $50,000,000 and (b) the Aggregate Commitment.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns, as well as any Person that becomes a “Lender” hereunder pursuant to an Assignment and Assumption or Section 2.22. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Installation” means, with respect to a Lender or the Agents, the office, branch, subsidiary or affiliate of such Lender or Agent listed on the administrative information sheets provided to the Administrative Agent in connection herewith, or otherwise selected by such Lender or Agent pursuant to Section 2.16.

“Lender Joinder Agreement“means a joinder agreement in a form reasonably satisfactory to the Administrative Agent delivered in connection with Section 2.22.

“Letter of Credit Application” means an application, in the form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue, extend or increase a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 2.03. Notwithstanding anything to the contrary contained herein, a letter of credit issued by any Issuing Lender (other than Wells Fargo at any time it is also acting as Administrative Agent) pursuant to Section 2.03 shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified in writing of the issuance thereof by the applicable Issuing Lender. A Letter of Credit may be denominated, at the option of the Borrower, in Dollars or any Foreign Currency.

“LIBOR Successor Rate” is defined in Section 3.07(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Eurocurrency Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower).

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means an extension of credit by a Lender to the Borrower in the form of a Revolving Loan or a Swingline Loan.

“Loan Documents” means this Agreement, each Letter of Credit Application, each Lender Joinder Agreement and any Notes issued pursuant to Section 2.13 (if requested) as the same may be amended, restated or otherwise modified and in effect from time to time.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Major Subsidiary” means any Subsidiary of the Borrower (a) which is organized and existing under, or has its principal place of business in, the United States or any political subdivision thereof, Canada or any political subdivision thereof, any country which is a member of the European Union on the Effective Date or any political subdivision thereof, or Switzerland, Norway or Australia or any of their respective political subdivisions, and (b) which has at any time total assets (after intercompany eliminations) exceeding 10% of Consolidated Assets.

“Material Acquisition” shall mean any Acquisition the total consideration for which is equal to or greater than $500,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole or (b) the rights of or remedies available to the Lenders or the Administrative Agent against the Borrower under the Loan Documents, taken as a whole.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount reasonably determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MuleSoft” means MuleSoft, Inc., a company organized under the laws of the State of Delaware.

“MuleSoft Acquisition” means the acquisition by the Borrower of all of the common equity interests of MuleSoft.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) of ERISA that is subject to Title IV of ERISA and is maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower, any Subsidiary or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Note” is defined in Section 2.13(e).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Obligations” means all Loans, L/C Obligations, debts, liabilities, obligations, covenants and duties owing by the Borrower to any of the Agents, any Lender, any Issuing Lender, the Arrangers, any affiliate of the Agents or any Lender, any Issuing Lender, the Arrangers, or any indemnitee under the provisions of Section 9.06 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired (including, for the avoidance of doubt, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any proceeding under any Debtor Relief Law, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees, and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent’s or such Lender’s having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, documentary, intangible, recording or filing taxes or any similar taxes, charges or levies arising from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Outstanding Credit Exposure” means, as to any Lender at any time, (a) the Dollar Equivalent of the aggregate principal amount of its outstanding Revolving Loans at such time and (b) the Dollar Equivalent amount of such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or any Issuing Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” is defined in Section 12.01(d).

“Participant Register” is defined in Section 12.01(d).

“Payment Date” means the last Business Day of each March, June, September and December and the Facility Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee benefit plan other than a Multiemployer Plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower, any Subsidiary or any member of the Controlled Group may have liability.

“Platform” is defined in Section 6.01.

“Pricing Schedule” means the Schedule identifying the Applicable Margin attached hereto identified as such.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or, if the Aggregate Commitment has been terminated, a portion equal to a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the sum of the Aggregate Outstanding Credit Exposure at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means the public credit rating for senior unsecured, long-term debt without third-party credit enhancement by S&P and Moody’s.

“Public Lender” is defined in Section 6.01.

“Rate Management Transaction” (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, the following shall not be deemed a “Rate Management Transaction”: (i) any phantom stock or similar plan (including any stock option plan) providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries, (ii) any stock option or warrant agreement for the purchase of equity interests of the Borrower, (iii) the purchase of equity interests or Indebtedness (including securities convertible into equity interests) of the Borrower pursuant to delayed delivery contracts or (iv) any of the foregoing to the extent that it constitutes a derivative embedded in a convertible security issued by the Borrower.

“Register” is defined in Section 12.01(c).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 2.03(f) for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates, controlling Persons, successors and assigns, and the directors, officers, employees, agents and advisors of the foregoing.

“Reportable Event” means a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Request for Credit Extension” means (a) with respect to a Revolving Borrowing or a Swingline Borrowing, a Borrowing Notice and (b) with respect to the issuance of a Letter of Credit, a Letter of Credit Application.

“Required Lenders” means, on any date of determination, Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment on such date or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure on such date; provided that the Commitment of, and the portion of the Aggregate Outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requisite Amount” means $250,000,000.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on “Eurocurrency liabilities” (as defined in Regulation D).

“Revaluation Date” means (a) with respect to any Revolving Loan denominated in a Foreign Currency (i) the first day of each Interest Period applicable to such Revolving Loan, (ii) with an Interest Period longer than three months, at three-month intervals after the first day of such Interest Period and (iii) such additional dates as the Administrative Agent shall reasonably require and (b) with respect to any Letter of Credit issued in a Foreign Currency, each of the following: (i) the date of the issuance of such Letter of Credit (or amendment of a Letter of Credit that increases the face amount thereof), (ii) the first Business Day of every calendar quarter after the date of issuance thereof while such Letter of Credit is outstanding, (iii) such additional dates as the Administrative Agent shall reasonably require and (iv) the date of each drawing thereunder.

“Revolving Borrowing” means a borrowing hereunder (a) consisting of the aggregate amount of several Revolving Loans made by the Lenders on the same Borrowing Date or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Loans of the same Type and in the same currency and, in the case of Eurocurrency Loans, for the same Interest Period.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article 2 (including any increase in such revolving credit facility established pursuant to Section 2.22).

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Section 2.01(a) (and any conversion or continuation thereof pursuant to Section 2.09).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto).

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined by the Administrative Agent or any Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.

“Sanction(s)” means any economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States Government (including, without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section” means a numbered Section of this Agreement, unless another document is specifically referenced.

“Scheduled Unavailability Date” is defined in Section 3.07(b)(ii).

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subject Related Parties” means, with respect to any Person, such Person’s (a) controlling Persons, controlled Affiliates or subsidiaries, (b) directors, officers or employees of such Person or of any of its subsidiaries, controlled Affiliates or controlling Persons or (c) agents and advisors of such Person or of any of its subsidiaries, controlled Affiliates or controlling Persons.

“Subsidiary” of a Person means (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, on any date of determination, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than fifteen percent (15%) of the Consolidated Assets of the Borrower and its Subsidiaries on such date.

“Swingline Borrowing” means a borrowing of swingline loans pursuant to Section 2.01(b).

“Swingline Commitment” means the lesser of (a) $25,000,000 and (b) the Aggregate Commitment.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.01(b), and all such swingline loans collectively as the context requires.

“Syndication Agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as the syndication agent for the Lenders, and not in its individual capacity as a Lender.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Type” means, with respect to any Advance, its nature as an Alternate Base Rate Advance or a Eurocurrency Advance; provided, however, that no Swingline Borrowing may be in the form of a Eurocurrency Advance.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“U.S. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.05(e)(ii)(B)(3).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association having its principal office in Charlotte, North Carolina, in its individual capacity, and its successors.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

Section 1.02 References. Any references to the Borrower’s Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

Section 1.03 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all automatic increases, if any, thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.04 Exchange Rates, Basket Calculations. (a) The Administrative Agent or the applicable Issuing Lender, respectively, shall determine the Exchange Rate in respect of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Revolving Loans and L/C Obligations, respectively, denominated in Foreign Currencies. Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder, calculating the financial covenant and making calculations under the other covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, or the applicable Issuing Lender, as applicable, based on the Exchange Rate in respect of the date of such determination as if such date were the Revaluation Date.

(b) Wherever in this Agreement in connection with an Advance, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance, Eurocurrency Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date).

(c) For purposes of determining compliance with Section 6.10, no Unmatured Default or Default shall be deemed to have occurred solely as a result of changes in Exchange Rates occurring after the time any Lien is created or incurred.

(d) For purposes of determining compliance with Section 6.11, the amount of Indebtedness for Borrowed Money denominated in any currency other than Dollars will be converted into Dollars based on the relevant Exchange Rate(s) in effect as of the last day of the fiscal quarter of the Borrower for which the Consolidated Leverage Ratio is calculated.

(e) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

(f) The Administrative Agent shall provide written notice to the Borrower of each applicable Exchange Rate on, and the occurrence of, each Revaluation Date.

Section 1.05 Additional Foreign Currencies.

(a) The Borrower may from time to time request that Eurocurrency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Foreign Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily transferable and readily convertible into Dollars in the London interbank market. Such request shall be subject to the approval of the Administrative Agent and the Lenders; or in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and applicable Issuing Lender.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), ten (10) Business Days prior to the date of the desired Advance or the issuance of the applicable Letter of Credit (or such shorter period as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Lender thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Loans) or the applicable Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), five (5) Business Days after receipt of such request (or such other time or date as may be agreed by the Administrative Agent in its sole discretion and notified to the Lenders) whether it consents, in its sole discretion, to the making of Eurocurrency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or an Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or Issuing Lender, as the case may be, to permit Eurocurrency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Advance of Eurocurrency Loans; and if the Administrative Agent and the applicable Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Lender. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrower.

Section 1.06 Change of Currency.

(a) Each obligation of the Borrower under this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro in accordance with the legislation of the European Union relating to Economic and Monetary Union as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption, provided that if and to the extent that such legislation or member state provides that any such obligation may be paid by debtors in either the Euro or such other currency, then the Borrower shall be permitted to repay such amount either in the Euro or such other currency. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then-current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be reasonably necessary to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be reasonably necessary to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE 2

THE CREDITS

Section 2.01 Description of Facility; Commitment; Swingline Loans.

(a) Revolving Loans. From and including the Effective Date and prior to the Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.02, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower in (at the Borrower’s election) Dollars or (other than in the case of Alternate Base Rate Loans) a Foreign Currency from time to time in amounts not to exceed in the aggregate at any one time outstanding its Pro Rata Share of the Aggregate Commitment; provided that after giving effect to such Revolving Loan, (i) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment at such time and (ii) the Outstanding Credit Exposure of such Lender shall not exceed such Lender’s Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and re-borrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire automatically on the Facility Termination Date. Each Revolving Borrowing made under this Section 2.01(a) shall consist of Revolving Loans made from the several Lenders in accordance with their respective Pro Rata Shares of the Aggregate Commitment.

(b) Swingline Loans.

(i) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 4.02 of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender shall make Swingline Loans in Dollars to the Borrower from time to time from the Effective Date to, but not including, the Facility Termination Date; provided that, after giving effect to any Swingline Borrowing, (A) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (B) the aggregate principal amount of all outstanding Swingline Loans of the Swingline Lender (after giving effect to any amount requested) shall not exceed the Swingline Commitment.

(ii) Refunding.

(A) Swingline Loans shall be refunded by the Lenders in Dollars on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Pro Rata Share and shall thereafter be reflected as Revolving Loans of the Lenders that are Alternate Base Rate Loans on the books and records of the Administrative Agent. Each Lender shall fund its respective Pro Rata Share of Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender in immediately available funds upon demand by the Swingline Lender but in no event later than 1:00 p.m. (Pacific time) on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its respective Pro Rata Share of a Swingline Loan shall be affected by any other Lender’s failure to fund its Pro Rata Share of a Swingline Loan, nor shall any Lender’s Pro Rata

Share be increased as a result of any such failure of any other Lender to fund its Pro Rata Share of a Swingline Loan.

(B) The Borrower shall pay to the Swingline Lender on demand in immediately available funds in Dollars the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Share (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of a Default of which the Administrative Agent has received notice in the manner required pursuant to Section 8.01 and which such Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii) If for any reason any Swingline Loan cannot be refinanced with a Revolving Loan pursuant to Section 2.01(b)(ii)(A), each Lender shall, on the date such Revolving Loan was to have been made pursuant to Section 2.01(a), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Lender’s Pro Rata Share of the aggregate principal amount of Swingline Loans then outstanding. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iv) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans and to purchase participating interests in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of an Unmatured Default or Default or the failure to satisfy any of the other conditions specified in Section 4.02, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Sections 7.05 or 7.06 shall have occurred, each Lender will, on the date the applicable Revolving Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(v) If any Lender fails to make available to the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.01(b) by the time specified in this Section 2.01(b), the Swingline Lender shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

(c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.01 shall be subject to the terms and conditions of Section 2.21.

Section 2.02 Facility Termination Date. Any outstanding Loans and all other unpaid Obligations (other than contingent indemnity obligations) shall be paid in full by the Borrower on the Facility Termination Date. Notwithstanding the termination of this Agreement on the Facility Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

Section 2.03 Letters of Credit.

(a) Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 2.03(e), agrees to issue standby Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the Borrower or, subject to Section 2.03(k), any Subsidiary thereof. Letters of Credit may be issued on any Business Day from the Effective Date to but not including the five (5) Business Days prior to the Facility Termination Date; provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (a) the Aggregate Outstanding Credit Exposure would exceed the Aggregate Commitment or (b) the L/C Obligations would exceed the L/C Sublimit. Each Letter of Credit shall (i) be denominated in (at the Borrower’s election) Dollars or any Foreign Currency in a minimum amount of $100,000 (or such lesser amount as agreed to by the applicable Issuing Lender), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation reasonably acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Facility Termination Date provided, further that a Letter of Credit may, upon the request of the Borrower and the consent of the applicable Issuing Lender, be issued or renewed for a period beyond the date that is five (5) Business Days prior to the Facility Termination Date (it being understood that the Lenders shall automatically be released from their participation obligations with respect to any such Letter of Credit from and after the Facility Termination Date), and (iii) unless otherwise agreed by the applicable Issuing Lender and the Borrower, be subject to ISP 98 and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Lender as of the Effective Date and that such Issuing Lender in good faith deems material to it, (B) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally, (C) the conditions set forth in Section 4.02 are not satisfied or (D) such Issuing Lender does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested Foreign Currency, if applicable. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions, increases or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

(b) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.03 shall be subject to the terms and conditions of Section 2.20 and Section 2.21.

(c) Procedures for Issuance of Letters of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) an appropriately completed Letter of Credit Application therefor and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may reasonably request. Upon receipt of any Letter of Credit Application and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may reasonably request, the applicable Issuing Lender shall process such Letter of Credit Application in accordance with its customary procedures and shall, subject to this Section 2.03 and Section 4.02, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may reasonably request) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit, and the Administrative Agent shall promptly notify each Lender of the issuance and, upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.

(d) Commissions and Other Charges.

(i) Letter of Credit Fee. Subject to Section 2.21, the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Loans that are Eurocurrency Loans (determined, in each case, on a per annum basis). Such commission shall be payable quarterly in arrears on each Payment Date, on the Facility Termination Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C

Participants all commissions received pursuant to this Section 2.03 in accordance with their respective Pro Rata Share.

(ii) Issuance Fee. In addition to the foregoing commission, the Borrower shall pay directly to each Issuing Lender, for its own account, an issuance fee with respect to each Letter of Credit issued by such Issuing Lender in an amount agreed by such Issuing Lender and the Borrower (it being understood and agreed that no Issuing Lender shall be required to issue a Letter of Credit until such time as such Issuing Lender and the Borrower shall have agreed to such amount). Such issuance fee shall be payable quarterly in arrears on each Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Facility Termination Date and thereafter on demand of the applicable Issuing Lender.

(iii) Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

(e) L/C Participations.

(i) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Pro Rata Share in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Pro Rata Share of the amount of such draft, or any part thereof, which is not so reimbursed.

(ii) Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 2.03(d)(i) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount, and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section 2.03 shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section 2.03, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Pacific time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Pacific time) on any Business Day, such payment shall be due on the following Business Day.

(iii) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Pro Rata Share of such payment in accordance with this Section 2.03, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

(iv) Each L/C Participant’s obligation to make the payments referred to in Section 2.03(e)(ii) and to purchase participating interests pursuant to Section 2.03(d)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Unmatured Default or Default or the failure to satisfy any of the other conditions specified in Section 4.02, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f) Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Loan as provided for in this Section 2.03 or with funds from other sources), in same day funds, the applicable Issuing Lender on the first Business Day after the date on which such Issuing Lender notifies the Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (i) such draft so paid and (ii) any amounts referred to in Section 2.03(d)(iii) incurred by such Issuing Lender in connection with such payment. In the case of a Letter of Credit denominated in a Foreign Currency, the Borrower shall reimburse the applicable Issuing Lender in such Foreign Currency, unless (A) the applicable Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the applicable Issuing Lender promptly following receipt of the notice of drawing that the Borrower will reimburse the applicable Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a Foreign Currency, the applicable Issuing Lender (through the Administrative Agent) shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Unless the Borrower shall promptly (and in any event not later than 11:00 a.m. (Pacific Time) in the case of any Letter of Credit to be reimbursed in Dollars or the Applicable Time in the case of any Letter of Credit to be reimbursed in a Foreign Currency) on the applicable repayment date) notify such Issuing Lender (and the Administrative Agent) that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Borrowing Notice to the Administrative Agent requesting that the Lenders make a Revolving Loan as an Alternate Base Rate Loan on the applicable repayment date in the amount of (i) such draft so paid (or, in the case of a Letter of Credit denominated in a Foreign Currency, the Dollar Equivalent of the amount of such draft so paid) and (ii) any amounts referred to in Section 2.03(d)(iii) incurred by such Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Loan as an Alternate Base Rate Loan in such amount on such first Business Day after the date of the notice from the applicable Issuing Lender (through the Administrative Agent) to the Borrower referred to in the first sentence of this Section 2.03(f), the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Loan in accordance with this Section 2.03 to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in this Section 2.03 or Section 4.02. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Alternate Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full. In the event that (x) a drawing of a Letter of Credit denominated in a Foreign Currency is to be reimbursed in Dollars pursuant to clause (B) of the second sentence of this subclause (f) and (y) the Dollar amount paid by the Borrower, whether on or after the applicable repayment date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Foreign Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the applicable Issuing Lender for the loss resulting from its inability on that date to purchase the Foreign Currency in the full amount of the drawing.

(g) Obligations Absolute. The Borrower’s obligations under this Section 2.03 (including, without limitation, the Reimbursement Obligation) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Borrower or any Subsidiary or in the relevant markets generally, (ii) any lack of validity or enforceability of any Letter of Credit or this Agreement, (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iv) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (v) any setoff, counterclaim or defense to payment which the Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions, interruptions or delays caused by such Issuing Lender’s gross negligence or willful misconduct of the terms of this Agreement, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct of its obligations under this Agreement, or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in the case of any such willful failure to pay, as determined by a court of competent jurisdiction by a final and non-appealable judgment, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower. The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued to it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conform to the requirements under such Letter of Credit.

(h) Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall apply.

(i) Resignation of Issuing Lenders. (i) Any Lender may at any time resign from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to the Borrower and the Administrative Agent (or such shorter period of time as may be acceptable to the Borrower and the Administrative Agent); provided that (a) it shall have assigned all of its Commitments and Loans pursuant to Section 12.01(b) hereof at or prior to the time of such resignation and (b) another Lender acceptable to the Borrower shall have assumed the L/C Commitments of such resigning Issuing Lender (and, to the extent such assuming Lender was not an Issuing Lender hereunder, such assuming Lender shall have become an Issuing Lender hereunder).

(ii) Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Lenders to take such actions as are required under Section 2.03(e)).

(j) Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section 2.03(j), the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment (it being understood that any change to the L/C Commitment of any Issuing Lender shall only be made in accordance with the terms of the definition of “L/C Commitment”). No failure on the part of any Issuing Lender to provide such information pursuant to this Section 2.03(j) shall limit the obligations of the Borrower or any Lender hereunder with respect to its reimbursement and participation obligations hereunder.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.04 Types of Advances. The Advances may consist of Alternate Base Rate Loans or (except with respect to any Swingline Borrowing) Eurocurrency Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.08 and 2.09.

Section 2.05 Fees; Reductions in Aggregate Commitment.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars (the “Commitment Fee”) at a per annum rate equal to the percentage set forth under the heading “Commitment Fee” in the Pricing Schedule on the daily actual excess of such Lender’s Commitment over such Lender’s Outstanding Credit Exposure (excluding, for the purposes of this Section 2.05, any Swingline Loans) (such excess, such Lender’s “Actual Unused Commitments”) as adjusted pursuant to Section 2.05(c) from and including the Effective Date to and including the date on which this Agreement is terminated in full and all Obligations hereunder (other than contingent indemnity obligations) have been paid in full pursuant to Section 2.02, payable quarterly in arrears on each Payment Date; provided that no Commitment Fee shall accrue hereunder with respect to the Actual Unused Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(b) Fee Letter. The Borrower shall pay to the Administrative Agent for its own account fees in Dollars in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

(c) Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably (except as provided in Section 2.18) among the Lenders, in integral multiples of $3,000,000 or any whole multiple of $1,000,000 in excess thereof, by giving the Administrative Agent notice of such reduction not later than 11:00 a.m. (Pacific time) on any Business Day, which notice shall specify the amount of any such reduction and which notice may be conditioned upon the occurrence of one or more events specified therein; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of all of the obligations of the Lenders to make Revolving Loans.

Section 2.06 Minimum Amount of Each Advance. Each Eurocurrency Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), each Alternate Base Rate Advance that is a Revolving Borrowing shall be in the minimum amount of $3,000,000 (and in multiples of $1,000,000 if in excess thereof) and each Alternate Base Rate Advance that is a Swingline Borrowing shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Eurocurrency Advance or Alternate Base Rate Advance (subject to, in the case of any Swingline Borrowing, the Swingline Commitment) may be in the amount of the unused Aggregate Commitment. The Borrower shall not request a Eurocurrency Advance if, after giving effect to the requested Eurocurrency Advance, more than ten (10) Interest Periods would be in effect (unless such limit has been waived by the Administrative Agent in its sole discretion).

Section 2.07 Prepayments , Optional Prepayments. (a) The Borrower may from time to time pay, without penalty or premium, (i) all of its outstanding Alternate Base Rate Advances that are Revolving Borrowings, or, in a minimum aggregate amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of its outstanding Alternate Base Rate Advances that are Revolving Borrowings and (ii) all of its outstanding Alternate Base Rate Advances that are Swingline Borrowings, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of its outstanding Alternate Base Rate Advances that are Swingline Borrowings, upon prior notice to the Administrative Agent substantially in the form of Exhibit C, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by an Authorized Officer of the Borrower stating the proposed date and aggregate principal amount of the applicable prepayments at or before 11:00 a.m. (Pacific time) on the date of such payment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.04 but without penalty or premium, all of its outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of its outstanding Eurocurrency Advances upon prior notice to the Administrative Agent substantially in the form of Exhibit C, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by an Authorized Officer of the Borrower stating the proposed date and aggregate principal amount of the applicable prepayments at or before 11:00 a.m. (Pacific time) at least three (3) Business Days’ prior, in the case of any Eurocurrency Advances denominated in Dollars, and at least four (4) Business Days’ prior, in the case of any Eurocurrency Advances denominated in a Foreign Currency, to the date of such payment (or, subject to the payment of any funding indemnification amounts required by Section 3.04, such other prior notice as the Administrative Agent may agree to). Subject to Section 2.21, each such prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans of the Lenders included in such Revolving Borrowing in accordance with their respective Pro Rata Share. Any notice delivered pursuant to this Section 2.07 may be conditioned upon the occurrence of one or more events specified therein.

(b) If on any Revaluation Date, as a result of a fluctuation of the Exchange Rate, the Aggregate Outstanding Credit Exposure exceeds 105% of the Aggregate Commitment, the Borrower agrees to repay within five Business Days of receiving notice from the Administrative Agent thereof, by payment to the Administrative Agent for the account of the Lenders, extensions of credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Lenders, in an amount equal to such excess, or take such other action to the extent necessary to eliminate any such excess.

Section 2.08 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent notice (which notice may be conditioned on the satisfaction or waiver (in accordance with Section 8.02) of the conditions set forth in Section 4.02) substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), in each case appropriately completed and signed by an Authorized Officer of the Borrower (a “Borrowing Notice”) not later than 11:00 a.m. (Pacific time) on the Borrowing Date of each Alternate Base Rate Advance and 11:00 a.m. (Pacific time) three (3) Business Days’ before the Borrowing Date for each Eurocurrency Advance denominated in Dollars and four (4) Business Days’ before the Borrowing Date for each Eurocurrency Advance denominated in a Foreign Currency. A Borrowing Notice shall specify:

(a) the Borrowing Date, which shall be a Business Day, of such Advance,

(b) the aggregate amount and currency of such Advance,

(c) the Type of Advance selected (which in the case of an Advance made in a Foreign Currency shall be a Eurocurrency Advance),

(d) whether such Advance shall be a Revolving Borrowing or a Swingline Borrowing,

(e) in the case of each Eurocurrency Advance, the Interest Period applicable thereto, and

(f) the location and number of the Borrower’s account to which proceeds of the Advance are to be disbursed.

Notwithstanding the foregoing, no Advance in the form of a Swingline Borrowing may be borrowed as, or converted into, a Eurocurrency Advance. If no Interest Period is specified with respect to any requested Eurocurrency Advance, the Borrower will be deemed to have selected an Interest Period of one month’s duration.

If the Borrower fails to specify a currency in a Borrowing Notice requesting an Advance, then the Advance so requested shall be made in Dollars.

Section 2.09 Conversion and Continuation of Outstanding Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.09 or are repaid in accordance with Section 2.07. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time (if denominated in Dollars) such Eurocurrency Advance shall be automatically converted into an Alternate Base Rate Advance or (if denominated in a Foreign Currency) such Eurocurrency Advance shall be automatically continued as Eurocurrency Advance in its original currency with an Interest Period of one month, in each case, unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.07 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Subject to the terms of Section 2.06, the

Borrower may elect from time to time to convert all or any part of an Alternate Base Rate Advance into a Eurocurrency Advance. No Advance may be converted into or continued as an Advance denominated in a different currency, but instead must be repaid in the original currency of such Advance and reborrowed in the other currency. No Advance made in a Foreign Currency may be converted into an Alternate Base Rate Advance, but instead must be prepaid as a Eurocurrency Advance and reborrowed in Dollars. Notwithstanding anything to the contrary contained in this Section 2.09, when any Default has occurred and is continuing (I) no Dollar-denominated Advance may be converted or continued as a Eurocurrency Advance (except with the consent of the Required Lenders) and (II) no Eurocurrency Advance denominated in a Foreign Currency shall be continued other than as a Eurocurrency Loan in its original currency with an Interest Period of one month. The Borrower shall give the Administrative Agent notice substantially in the form of Exhibit F (a “Conversion/Continuation Notice”) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), in each case appropriately completed and signed by an Authorized Officer of the Borrower, of each conversion of an Alternate Base Rate Advance into a Eurocurrency Advance or continuation of a Eurocurrency Advance not later than 11:00 a.m. (Pacific time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(a) the requested date, which shall be a Business Day, of such conversion or continuation,

(b) the aggregate amount and Type of the Advance which is to be converted or continued as a Eurocurrency Advance; provided that no Advance made in a Foreign Currency may be converted into an Alternate Base Rate Advance), and

(c) the duration of the Interest Period applicable thereto.

Notwithstanding the foregoing, no Advance in the form of a Swingline Borrowing may be borrowed as, or converted into, a Eurocurrency Advance.

Section 2.10 Interest Rates. Each Alternate Base Rate Advance in the form of Revolving Borrowing shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into an Alternate Base Rate Advance, to but excluding the date it is paid or is converted into a Eurocurrency Advance pursuant to Section 2.09 hereof, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for such day. Each Alternate Base Rate Advance in the form of a Swingline Borrowing shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made to but excluding the date it is paid pursuant to Section 2.09 hereof, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the first day of the

Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurocurrency Rate for the applicable period plus the Applicable Margin. No Interest Period may end after the Facility Termination Date.

Section 2.11 Rates Applicable After Default. During the continuance of a Default under Section 7.02 the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.02 requiring unanimous consent of the Lenders to changes in interest rates and which election and notice shall not be required after a Default or Unmatured Default under Section 7.05 or 7.06), declare that interest on the overdue amount of the Loans shall be payable at a rate (after as well as before the commencement of any proceeding under any Debtor Relief Laws) equal to 2% per annum in excess of the rate otherwise payable thereon (and, with respect to any other overdue amounts, shall bear interest at a rate equal to the Alternate Base Rate plus the Applicable Margin applicable to Alternate Base Rate Loans plus 2% per annum) commencing on the date of such Default and continuing until such Default is cured or waived.

Section 2.12 Method of Payment. Except as otherwise specified herein, all payments by the Borrower of principal, interest, fees and its other Obligations shall be made, (i) with respect to Revolving Loans denominated in Dollars, Letters of Credit denominated in Dollars and the Aggregate Commitments, in Dollars, and (ii) with respect to Revolving Loans denominated in any Foreign Currency and Letters of Credit denominated in Foreign Currency, in the applicable Foreign Currency in which such Revolving Loans or Letters of Credit are denominated; provided, that in the case of a Letter of Credit denominated in a Foreign Currency, reimbursements by the Borrower may be made in Dollars in accordance with Section 2.03(f). All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article 13, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (Pacific time), in the case of any payments made in Dollars, and not later than the Applicable Time, in the case of any payments made in a Foreign Currency, in each case, on the date when due and shall be applied ratably by the Administrative Agent among the Lenders entitled thereto. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender’s address specified pursuant to Article 13 or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

Section 2.13 Noteless Agreement; Evidence of Indebtedness. (a) Each Lender and each Issuing Lender shall maintain in accordance with its usual practice an account or accounts evidencing the extensions of credit made by such Lender or Issuing Lender, as applicable, to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (A) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (B) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (C) the effective date and amount of each Assignment and Assumption delivered to and accepted by it and the parties thereto pursuant to Section 12.01, (D) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof, and (E) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control absent manifest error.

(c) The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent, any Issuing Lender or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay its Obligations in accordance with their terms.

(d) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e) Any Lender may request that the Loans made or to be made by it be evidenced by a promissory note in substantially the form of Exhibit D (each, a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to such Lender (or its registered assigns). Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.01) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 12.01, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

Section 2.14 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Effective Date, on any date on which the Alternate Base Rate Advance is prepaid, whether due to acceleration or otherwise, and on the Facility Termination Date. Interest accrued on that portion of the outstanding principal amount of any Alternate Base Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and on the Facility Termination Date. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.11 shall be payable on demand. With respect to (a) interest on all Advances (other than (1) Alternate Base Rate Loans where the interest is based on the Prime Rate or (2) Revolving Loans denominated in Sterling), Commitment Fees and other fees hereunder, such interest or fees shall be calculated for actual days elapsed on the basis of a 360-day year and (b) interest on Advances which are (1) Alternate Base Rate Loans where the interest is based on the Prime Rate and (2) Revolving Loans denominated in Sterling, such interest shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to (x) 1:00 p.m. (Pacific time), in the case of an Advance denominated in Dollars or (y) the Applicable Time, in the case of an Advance denominated in a Foreign Currency, in each case, at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to any Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

Section 2.15 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Revolving Loans. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and prepayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Advance promptly upon determination of such interest rate and will give prompt notice of each change in the Alternate Base Rate. Not later than 1:00 p.m. (Pacific time), in the case of any Revolving Loan denominated in Dollars, and not later than the Applicable Time, in the case of any Revolving Loan denominated in a Foreign Currency on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available to the Administrative Agent’s Office for the applicable currency. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address. Revolving Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.01(b).

Section 2.16 Lending Installations . Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

Section 2.17 Payments Generally; Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance of Eurocurrency Loans (or, in the case of any Advance of Alternate Base Rate Loans, prior to 12:00 noon (Pacific time) on the date of any such Advance) that such Lender will not make available to the Administrative Agent such Lender’s share of such Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.15 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Advance available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Alternate Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Advance to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Advance. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, any Issuing Lender or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the applicable Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, severally agree to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to issue or participate in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.06(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 9.06(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 9.06(c).

Section 2.18 Replacement of Lender. If any Lender requests compensation under Section 3.01 or 3.02, or if any Lender gives notice to the Borrower pursuant to Section 3.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.05, or if any Lender is a Defaulting Lender, or if a Lender fails to consent to an amendment or waiver approved by the Required Lenders as to any matter for which such Lender’s consent is needed, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.01), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) The Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.01(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letter of Credit draws, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.01 or payments required to be made pursuant to Section 3.05, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable laws; and

(e) in the case of any such assignment resulting from a failure to consent to an amendment or waiver approved by the Required Lenders, such assignee shall have consented to the relevant amendment or waiver.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.19 Sharing of Payments by Lenders. Except as otherwise specified herein, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its Pro Rata Share to which it is entitled pursuant hereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 2.19 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral as provided in Section 2.20 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this Section 2.19 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.20 Cash Collateral. (a) If there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lenders with respect to such Defaulting Lender (determined after giving effect to Section 2.21 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 or 8.01 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lenders that there exists excess Cash Collateral; provided that, subject to Section 2.21, the Person providing Cash Collateral and the Issuing Lenders may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 2.21 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(b) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.02 and the definition of Required Lender.

(c) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender under this Agreement or the other Loan Documents (whether voluntary or mandatory, at maturity, pursuant to Section 8.01 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.01) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders with respect to such Defaulting Lender in accordance with Section 2.20 with a corresponding release of any Cash Collateral provided by the Borrower and/or a reversal of any reallocations made among the Lenders with respect to such Fronting Exposure pursuant to Section 2.21(e); fourth, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan or funded participation in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to (A) satisfy obligations of that Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which that Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied first to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Aggregate Commitment under the Revolving Credit Facility without giving effect to Section 2.22(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(d) Certain Fees. The Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a) for any period during which that Lender is a Defaulting Lender. Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 2.03 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20.

With respect to any letter of credit commission not required to be paid to any Defaulting Lender, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (e) below, (2) pay to each applicable Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(e) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 15.07, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(f) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (e) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.20.

(g) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(h) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline

Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.22 Incremental Loans. At any time after the Effective Date and prior to the Facility Termination Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more increases in the Aggregate Commitment (any such increase, an “Incremental Revolving Credit Commitment”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase”); provided that (1) the total aggregate principal amount for all such increases during the term of this Agreement shall not exceed $500,000,000 and (2) the total aggregate amount for each Incremental Revolving Credit Increase shall not be less than $25,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Increase shall be effective. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent to provide an Incremental Revolving Credit Commitment (any such Person, an “Incremental Lender”). Any Incremental Revolving Credit Commitments shall become effective as of such Increased Amount Date; provided that:

(a) no Unmatured Default or Default shall exist on such Increased Amount Date;

(b) each of the representations and warranties contained in Article 5 shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) as of such earlier date);

(c) in the case of each Incremental Revolving Credit Increase:

(i) the outstanding Revolving Loans and Pro Rata Shares of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Pro Rata Share (and the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.04 in connection with such reallocation as if such reallocation were a repayment); and

(ii) such Incremental Revolving Credit Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement(s) may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.22);

(d) No existing Lender shall be obligated to participate in any Incremental Revolving Credit Increase, and each Lender’s decision to provide (or not provide) an Incremental Revolving Credit Commitment in any instance shall be made in such Lender’s sole and absolute discretion in each case.

(e) On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender hereunder.

ARTICLE 3

YIELD PROTECTION; TAXES

Section 3.01 Yield Protection. If, on or after the date of this Agreement, any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate) or any Issuing Lender;

(ii) subjects any Lender or Issuing Lender to any Tax of any kind whatsoever (except for Indemnified Taxes or Other Taxes covered by Section 3.05 and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) imposes on any Lender or any Issuing Lender the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Eurocurrency Loans (or, in the case of a Change in Law with respect to Taxes, any Loan) or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Lender, the Borrower shall pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender or Issuing Lender shall be entitled to seek compensation under this Section 3.01 unless such Lender or Issuing Lender is generally seeking compensation from other borrowers that are similarly situated to and of similar creditworthiness with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 3.01.

Section 3.02 Changes in Capital Adequacy Regulations; Certificates for Reimbursement; Delay in Requests.

(a) Changes in Capital Adequacy. If any Lender or Issuing Lender determines that any Change in Law after the date of this Agreement affecting such Lender or Issuing Lender or any Lending Installation of such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender such Lender’s or Issuing Lender’s holding company for any such reduction suffered. Notwithstanding the foregoing, no Lender or Issuing Lender shall be entitled to seek compensation under this Section 3.02 unless such Lender or Issuing Lender is generally seeking compensation from other borrowers that are similarly situated to and of similar creditworthiness with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 3.02.

(b) Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender, such Issuing Lender or their respective holding companies, as the case may be, as specified in Section 3.01 or subsection (a) of this Section 3.02 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay to such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(c) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 3.02 or Section 3.01 shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender, as the case may be, pursuant to the foregoing provisions of this Section 3.02 or Section 3.01 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d) Additional Reserve Requirements. The Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans denominated in a Foreign Currency, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least thirty (30) days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. Such Lender shall deliver a certificate to the Borrower setting forth in reasonable detail a calculation of such actual costs incurred by such Lender and shall certify that it is generally charging such costs to similarly situated customers of similar creditworthiness of the applicable Lender under agreements having provisions similar to this Section 3.02(d) If a Lender fails to give notice thirty (30) days prior to the relevant interest payment date, such additional costs shall be due and payable thirty (30) days from receipt of such notice. For the avoidance of doubt, any amounts paid under this Section 3.02(d) shall be without duplication of eurocurrency adjustments in the definition of “Eurocurrency Rate”.

Section 3.03 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Lender or its applicable Lending Installation to make, maintain or fund Eurocurrency Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Foreign Currency in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Loans or to convert Alternate Base Rate Loans to Eurocurrency Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Revolving Loans are denominated in Dollars, convert all Eurocurrency Loans of such

Lender to Alternate Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.04 Compensation for Losses. Upon demand of any Lender or, with respect to clause (c) below, any Issuing Lender, the Borrower shall promptly compensate such Lender or such Issuing Lender for and hold such Lender or such Issuing Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than an Alternate Base Rate Loan on a day other than the last day of the Interest Period for such Loan or other than upon at least three (3) Business Days’ prior notice to the Administrative Agent (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, but excluding any prepayment or conversion required pursuant to Section 3.03);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an Alternate Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any failure by the Borrower to make payment of any Revolving Loan or drawing under any Letter of Credit (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.18;

including any foreign exchange losses and loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for such currency and for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded.

Section 3.05 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require the Borrower or the Administrative Agent to withhold or deduct any such Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower or the Administrative Agent shall be required by applicable law to withhold or deduct any Taxes from any payment under any Loan Document, then (A) the Borrower or the Administrative Agent, as applicable, shall withhold or make such deductions as are determined by the Borrower or the Administrative Agent, as applicable, to be required based upon the information and documentation it, or the applicable taxing authority, has received pursuant to subsection (e) below (for the avoidance of doubt, in the case of any such information and documentation received by an applicable taxing authority, solely to the extent the Borrower or the Administrative Agent has been provided with a copy of such information and documentation or otherwise has actual knowledge of such information and documentation and, in each case, is entitled to rely thereon), (B) the Borrower or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.05) the Administrative Agent or any Lender or Issuing Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c) Indemnification.

(i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender and shall make payment in respect thereof within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.05) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender or Issuing Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or Issuing Lender

(with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Lender, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and Issuing Lender shall, and does hereby, indemnify (x) the Borrower and the Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of (1) the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or Issuing Lender to the Borrower or the Administrative Agent pursuant to subsection (e) or (2) the failure of such Lender or Issuing Lender to comply with the provisions of Section 12.01(d) relating to the maintenance of a Participant Register and (y) the Administrative Agent against any Indemnified Taxes or Other Taxes attributable to such Lender or Issuing Lender (but only to the extent the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) or Excluded Taxes attributable to such Lender or Issuing Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Borrower shall be conclusive absent manifest error. Each Lender and Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.05, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders and Issuing Lenders; Tax Documentation.

(i) Each Lender and Issuing Lender shall deliver to the Borrower, the Administrative Agent or the applicable taxing authority, at the time or times prescribed by applicable laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information (A) to secure any applicable exemption from, or reduction in the rate of, deduction or withholding imposed by any jurisdiction in respect of any payments to be made by the Borrower to such Lender or Issuing Lender, and (B) as will permit the Borrower or the Administrative Agent, as the case may be, to determine (1) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (2) if applicable, the required rate of withholding or deduction, and (3) such Lender’s or Issuing Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender or Issuing Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s or Issuing Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if the Borrower (or, if the Borrower is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) is a “United States person” within the meaning of Section 7701(a)(30) of the Code,

(A) any Lender or Issuing Lender (or, if such Lender or Issuing Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender or Issuing Lender becomes an Issuing Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender or Issuing Lender is subject to backup withholding or information reporting requirements;

(B) each Foreign Lender or non-U.S. Issuing Lender (or, if such Foreign Lender or Issuing Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the

Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Issuing Lender becomes a Lender or Issuing Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender or Issuing Lender (or, if such Foreign Lender or Issuing Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) is legally entitled to do so), whichever of the following is applicable:

(1) executed originals of Internal Revenue Service Form W-8BEN or W-BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2) executed originals of Internal Revenue Service Form W-8ECI,

(3) in the case of a Foreign Lender or non-U.S. Issuing Lender (or, if such Foreign Lender or Issuing Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender or Issuing Lender (or such other Person) is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable,

(4) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation, including IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender or Issuing Lender is a partnership and one or more direct or indirect partners of such Lender or Issuing Lender are claiming the portfolio interest exemption, such Lender or Issuing Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner, or

(5) executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C) each Lender and Issuing Lender shall deliver to the Administrative Agent and the Borrower such documentation reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender or Issuing Lender are subject to withholding tax under FATCA. Solely for purposes of this subclause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender and Issuing Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender or Issuing Lender and as may be reasonably necessary (including the redesignation of its Lending Installation) to avoid any requirement of applicable laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender or Issuing Lender.

(f) Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Lender, or have any obligation to pay to any Lender or Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or Issuing Lender. If the Administrative Agent or any Lender or Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.05, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.05 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, as the case may be, agrees to repay the amount paid over to the Borrower (plus any penalties, interest (to the extent accrued from the date such refund is paid over to the Borrower) or other charges imposed by the relevant Governmental Authority), to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender or Issuing Lender to make available its Tax returns

(or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

Section 3.06 Mitigation Obligations. If any Lender requests compensation under Section 3.01 or Section 3.02, or the Borrower is required to pay any additional amount to any Lender or Issuing Lender or any Governmental Authority for the account of any Lender or Issuing Lender pursuant to Section 3.05, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or Issuing Lender shall use reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.02 or 3.05, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.03, as applicable, and (ii) in each case, would not subject such Lender or Issuing Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Lender in connection with any such designation or assignment.

Section 3.07 Inability to Determine Rates. (a) If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Loan or a conversion to or continuation thereof that (x)(i) deposits (whether in Dollars or a Foreign Currency) are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurocurrency Loan or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan (whether denominated in Dollars or a Foreign Currency), and clause (b)(i) does not apply or (y) the Required Lenders determine that Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan (which determination shall be made by notice to the Administrative Agent), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to convert Alternate Base Rate Loans to, or to continue, make or maintain Eurocurrency Loans in the affected currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for an Advance of, conversion to or continuation of Eurocurrency Loans of the affected currency or, failing that, will be deemed to have converted such request into a request for Alternate Base Rate Loans in the amount specified therein.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be made by notice to the Borrower), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) (A) deposits (whether in Dollars or any Foreign Currency) are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of any applicable Eurocurrency Loan for the applicable currency or (B) adequate and reasonable means do not exist for ascertaining LIBOR for the applicable currency for any requested Interest Period, including, without limitation, because the Eurocurrency Base Rate is not available or published on a current basis, and in each case such circumstances are unlikely to be temporary, or

(ii) the administrator of the Eurocurrency Base Rate for the applicable currency or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR for the applicable currency or the Eurocurrency Base Rate for the applicable currency shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans in the U.S. market denominated in the applicable currency being executed at the time, or that include language similar to that contained in this Section 3.07, are being generally executed or amended, as applicable, to incorporate or adopt, as applicable, a new benchmark interest rate to replace LIBOR for the applicable currency, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement (a “LIBOR Successor Amendment”) to replace the Eurocurrency Base Rate with respect to the applicable currency with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities in the U.S. market denominated in the applicable currency for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans shall be suspended (to the extent of the affected Eurocurrency Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Revolving Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for an Advance of Alternate Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for the purposes of this Agreement.

Section 3.08 Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.01 Effectiveness. The occurrence of the Effective Date is subject to the satisfaction (or waiver) of only the following conditions precedent:

(a) copies of the certificate of incorporation of the Borrower, together with all amendments thereto, and a certificate of good standing for the Borrower, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

(b) copies, certified by the Secretary or Assistant Secretary of the Borrower, of the Borrower’s by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which it is a party and a certification that there have been no changes to its certificate of incorporation provided pursuant to Section 4.01(a);

(c) an incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers or employees of the Borrower authorized to sign the Loan Documents to which the Borrower is a party and to request Loans hereunder, upon which certificate the Agents and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(d) an officer’s certificate, substantially in the form attached hereto as Exhibit G, dated as of the Effective Date, signed by an Authorized Officer of the Borrower, certifying that (x) on the Effective Date, no Default or Unmatured Default has occurred and is continuing and (y) the representations and warranties contained in Article 5 are true and correct in all material respects (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of the Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date;

(e) except as disclosed in the Borrower SEC Report (excluding any disclosures set forth in any risk factor section and in any section relating to forward-looking or safe harbor statements), since January 31, 2018, there has been no material adverse effect on the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole;

(f) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Wachtell, Lipton, Rosen & Katz reasonably acceptable to the Administrative Agent;

(g) each Note requested from the Borrower in writing at least five (5) Business Days prior to the Effective Date by any Lender pursuant to Section 2.13 executed by the Borrower and payable to the order of each such requesting Lender;

(h) all fees, costs and expenses due and payable to the Administrative Agent, for itself and on behalf of the Lenders, or its counsel on the Effective Date and (in the case of expenses) for which the Borrower has received an invoice at least three (3) Business Days prior to the Effective Date (provided that such invoice may reflect an estimate and/or only costs processed to date and shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent, including with respect to fees, costs or expenses incurred prior to the Effective Date);

(i) at least three (3) days prior to the Effective Date, the Borrower shall have provided the documentation and other information about the Borrower to the Administrative Agent that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the U.S. Patriot Act, to the extent such information was reasonably requested by the Arrangers or a Lender in writing at least ten (10) Business Days prior to the Effective Date;

(j) the Borrower shall have paid all accrued and unpaid interest and accrued fees then payable and, to the extent the Borrower has received an invoice at least three (3) Business Days prior to the Effective Date, all other amounts or obligations (except for contingent obligations) due or outstanding under the Existing Credit Agreement to the Persons to whom such amounts are owed thereunder; and

(k) the Administrative Agent (or its counsel) shall have received from (I) all Lenders hereunder as of the Effective Date (which Lenders shall include all of the “Lenders” , “Issuing Lenders”, the “Swingline Lender” and the “Administrative Agent”, each as defined in and pursuant to the Existing Credit Agreement), (II) the Administrative Agent, (III) each Issuing Lender, (IV) each Swingline Lender and (V) the Borrower either (i) a counterpart of this Agreement signed on behalf of such party or (ii) customary written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

The occurrence of the Effective Date shall be confirmed by a written notice from the Administrative Agent to the Borrower on the Effective Date, and shall be conclusive evidence of the occurrence thereof. Without limiting the generality of the provisions of Section 8.02, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.02 Each Request for Credit Extension. The Lenders shall not be required to honor any Request for Credit Extension, unless on the applicable Borrowing Date:

(a) no Unmatured Default or Default has occurred and is continuing or would result from such Request for Credit Extension;

(b) each of the representations and warranties set forth in Article 5 (other than the representations and warranties set forth in Sections 5.05, 5.06 and 5.07) are true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date; and

(c) the Borrower shall have delivered a Request for Credit Extension.

Each Request for Credit Extension shall constitute a representation and warranty by the Borrower that the applicable conditions contained in Section 4.02 have been satisfied as of the date of the applicable Advance or issuance of a Letter of Credit.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows to each Lender and the Agents as of the Effective Date and thereafter on each date as required by Section 4.02:

Section 5.01 Existence and Standing. The Borrower (a) is a corporation, partnership, limited liability company or other entity duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and (b) has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority would not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.03 No Conflict; Government Consent. (a) Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, (ii) the Borrower’s bylaws, articles or certificate of incorporation, partnership agreement, certificate of partnership, operating agreement or other management agreement, articles or certificate of organization or other similar formation, organizational or governing documents, instruments and agreements, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, except in the case of clauses (i) and (iii) where such violation would not reasonably be expected to have a Material Adverse Effect.

(b) No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under the Loan Documents, the payment and performance by the Borrower of its Obligations or the legality, validity, binding effect or enforceability of the Loan Documents.

Section 5.04 Financial Statements. The January 31, 2018 audited consolidated financial statements of the Borrower heretofore delivered to the Arrangers and the Lenders, copies of which are included in the Borrower’s Annual Report on Form 10-K as filed with the SEC and, if applicable, the audited consolidated financial statements of the Borrower and its Subsidiaries as of the last day of the fiscal year for which the Borrower has most recently filed an annual report on Form 10-K and, if applicable, the unaudited consolidated financial statements of the Borrower and its Subsidiaries as of the last day of the most recent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) for which the Borrower has most recently filed a quarterly report on Form 10-Q, (a) were prepared in accordance with GAAP (except as otherwise expressly noted therein), (b)

fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations and cash flows for the period then ended (subject, in the case of unaudited quarterly reports, to the absence of footnotes and to normal year-end audit adjustments) and (c) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof that are required under Agreement Accounting Principles to be reflected thereon.

Section 5.05 Material Adverse Effect. As of the Effective Date, except as disclosed in the Borrower SEC Report (excluding any disclosures set forth in any risk factor section and in any section relating to forward-looking or safe harbor statements), since January 31, 2018, there has been no material adverse effect on the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole.

Section 5.06 Solvency. As of the Effective Date, (i) the Borrower and its Subsidiaries on a consolidated basis are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in their ordinary course; (ii) the Borrower and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course; (iii) the Borrower and its Subsidiaries on a consolidated basis are not engaged in a business or a transaction, and are not about to engage in a business or a transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged; (iv) the fair value of the property and assets of the Borrower and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and its Subsidiaries on a consolidated basis; and (v) the present fair salable value of the property and assets of the Borrower and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts as they become absolute and matured. In computing the amount of contingent liabilities for purposes of this Section 5.06, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability, and all in accordance with GAAP.

Section 5.07 Litigation. As of the Effective Date, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which has not been disclosed in the Borrower SEC Report (a) that would reasonably be expected to have a Material Adverse Effect or (b) which seeks to prevent, enjoin or delay the making of any Loan or otherwise calls into question the validity of any Loan Document and as to which there is a reasonable possibility of an adverse decision.

Section 5.08 Disclosure. All written information (to the knowledge of the Borrower with respect to MuleSoft and its subsidiaries) other than financial projections and other forward-looking information and information of a general economic or industry nature (as used in this Section 5.08, the “Information”) provided on or prior to the Effective Date by the Borrower or on behalf of the Borrower by its representatives to the Agents or the Lenders in connection with the negotiation and syndication of and entry into this Agreement does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, when taken as a whole, not materially misleading when taken as a whole and in light of the circumstances under which such statements were made (giving effect to any supplements then or theretofore furnished).

Section 5.09 Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (within the meaning of Regulation U or Regulation X); and after applying the proceeds of each Advance, margin stock (as defined in Regulation U) constitutes not more than twenty-five percent (25%) of the value of those assets of the Borrower which are subject to any limitation on sale or pledge, or any other restriction hereunder.

Section 5.10 Investment Company Act. The Borrower is not an “investment company”, a company “controlled by” an “investment company” or a company required to register as an “investment company,” each as defined in the Investment Company Act of 1940, as amended.

Section 5.11 OFAC, FCPA. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director or officer thereof, is an individual or entity that is (a) the subject or target of any Sanctions or in violation of applicable Anti-Corruption Laws, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by the United States federal government (including, without limitation, OFAC), the European Union or Her Majesty’s Treasury or (c) located, organized or resident in a Designated Jurisdiction.

Section 5.12 EEA Financial Institution. The Borrower is not an EEA Financial Institution.

ARTICLE 6

COVENANTS

From the Effective Date, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than any contingent indemnification obligations for which no claim has been made) shall remain unpaid or unsatisfied or (except to the extent agreed by the Issuing Lender that has issued such Letter of Credit or to the extent such Letter of Credit has been Cash Collateralized) any Letter of Credit shall remain outstanding:

Section 6.01 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with

GAAP, and furnish to the Administrative Agent for the Administrative Agent’s distribution to the Lenders:

(a) As soon as available, but in any event on or prior to the 90th day after the close of each of its fiscal years (commencing with the first fiscal year of the Borrower ending after the Effective Date), a consolidated balance sheet as of the end of such period, related statements of operations, comprehensive income/loss, stockholder’s equity and cash flows prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, together with an audit report certified by independent certified public accountants of recognized standing, whose opinion shall not be qualified as to the scope of the audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern.

(b) As soon as available, but in any event on or prior to the 45th day after the close of the first three quarterly periods of each of its fiscal years (commencing with the first such fiscal quarter of the Borrower ending after the Effective Date), for itself and its Subsidiaries, a consolidated (or, at the Borrower’s option and to the extent filed (or to be filed) with the SEC in its quarterly report on Form 10-Q, condensed consolidated) unaudited balance sheet as at the close of each such period and consolidated unaudited statements of operations, comprehensive income (loss) and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, chief accounting officer or treasurer.

(c) Together with the financial statements required under Sections 6.01(a) and (b), a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer, chief accounting officer or treasurer showing the calculations necessary to determine compliance with the financial covenant set forth in Section 6.11 and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, it being understood and agreed that in the event the Borrower delivers a notice to the Administrative Agent pursuant to the proviso to the definition of “Agreement Accounting Principles”, “Capitalized Leases” and/or “Capitalized Lease Obligations”, the Borrower shall deliver an additional calculation of compliance with the financial covenant set forth in Section 6.11 demonstrating that notwithstanding GAAP in effect at such time, the Borrower has complied with Section 6.11 under GAAP (i) as in effect and applied immediately before such change in GAAP (in the case of such a notice under “Agreement Accounting Principles”) or (ii) as it relates to operating leases, as in effect on January 31, 2018 (in the case of such a notice under “Capitalized Leases” or “Capitalized Lease Obligations”), which shall satisfy the Borrower’s obligation to furnish a calculation of compliance in this Section 6.01(c); provided that in no event shall the Borrower be required to furnish the Administrative Agent with more than one version of financial statements pursuant to Section 6.01(a) or Section 6.01(b) prepared in accordance with different versions of GAAP as a result of any such notice.

(d) Promptly upon the filing thereof, copies of all registration statements or other regular reports not otherwise provided pursuant to this Section 6.01 which the Borrower or any of its Subsidiaries files with the SEC.

(e) Such other information with respect to the business, condition or operations, financial or otherwise, and Properties of the Borrower and its Subsidiaries as the Administrative Agent, including at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at investor.salesforce.com or such other website with respect to which the Borrower may from time to time notify the Administrative Agent and to which the Lenders have access; or (ii) on which such documents are posted on the Borrower’s behalf by the Administrative Agent on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or filed electronically through EDGAR and available on the Internet at www.sec.gov. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”

Section 6.02 Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances for general corporate purposes (which may include, without limitation, financing the consideration for and fees and expenses related to any Acquisition). The Borrower shall use the proceeds of the Advances in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and Regulation X, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

Section 6.03 Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default.

Section 6.04 Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, except as otherwise permitted by Section 6.08, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership, limited liability company or other entity in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case (other than valid existence of the Borrower) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.05 Compliance with Laws. The Borrower will, and will cause each of its Major Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with ERISA and Environmental Laws and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith), except to the extent such noncompliance would not have a Material Adverse Effect.

Section 6.06 Inspection; Keeping of Books and Records. Subject to applicable law and third party confidentiality agreements entered into by the Borrower or any Subsidiary in the ordinary course of business, the Borrower will, and will cause each Subsidiary to, permit the Administrative Agent, during the continuance of a Default or Unmatured Default, by its representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with their respective officers at such reasonable times and intervals as the Administrative Agent may designate but in all events upon reasonable prior notice to the Borrower. The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

Section 6.07 OFAC, FCPA. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 6.08 Merger. (a) The Borrower will not merge into or consolidate with any other Person, unless (i) the Person formed by such consolidation or into which the

Borrower is merged shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, the Borrower’s obligations for the due and punctual payment of the Obligations and the performance of every covenant of this Agreement on the part of the Borrower to be performed; and (ii) immediately after giving effect to such transaction, no Default or Unmatured Default shall have occurred and be continuing.

(b) Upon any consolidation by the Borrower with or merger by the Borrower into any other Person, the successor Person formed by such consolidation or into which the Borrower is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein.

(c) For the avoidance of doubt, (i) this Section 6.08 shall only apply to a merger or consolidation in which the Borrower is not the surviving Person and (ii) the MuleSoft Acquisition shall be permitted by this Section 6.08.

Section 6.09 [Reserved].

Section 6.10 Liens. The Borrower will not, and will not permit any Major Subsidiary to, create or suffer to exist any Lien in or on any of its Property, in each case to secure or provide for the payment of any Indebtedness for Borrowed Money, except:

(a) Precautionary Liens provided by the Borrower or any Major Subsidiary in connection with the sale, assignment, transfer or other disposition of assets by the Borrower or any Major Subsidiary which transaction is determined by the Board of Directors of the Borrower or such Major Subsidiary to constitute a “sale” under accounting principles generally accepted in the United States.

(b) Liens existing on the Effective Date securing Indebtedness for Borrowed Money.

(c) Usual and customary deposits in favor of lessors and similar deposits in the ordinary course of business.

(d) Liens existing on Property of any Person acquired by the Borrower or any Major Subsidiary (which may include Property previously leased by the Borrower or any of its Subsidiaries and leasehold interests on such Property, provided that the lease terminates prior to or upon the acquisition), other than any such Lien or security interest created in contemplation of such acquisition (and the replacement, extension or renewal thereof upon or in the same Property).

(e) Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary, at the time such Person first becomes a Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the Properties or assets of a Person to the Borrower or any Subsidiary, provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease or other disposition.

(f) Liens in favor of the Borrower or any of its Subsidiaries.

(g) Liens on fixed or capital assets (including real property) to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such assets, or to secure Indebtedness for Borrowed Money incurred to provide funds for any such purpose; provided that (i) the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 12 months after the completion of the acquisition, construction, development or improvement of such assets, (ii) the Indebtedness for Borrowed Money secured by such Lien does not exceed the cost of such acquisition, construction, development or improvement of such assets (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium and fees, if any, on the Indebtedness for Borrowed Money so secured)), and (iii) such Lien shall not apply to any other Property of the Borrower or any Subsidiary, except for accessions and improvements to such fixed or capital assets covered by such Lien and the proceeds and products thereof.

(h) Liens on cash and securities (and deposit and securities accounts) securing reimbursement obligations in respect of letters of credit and banker’s acceptances issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business.

(i) Liens securing Indebtedness for Borrowed Money in an aggregate amount, immediately after giving effect to the incurrence of such Indebtedness for Borrowed Money, not to exceed 10% of Consolidated Assets.

(j) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens (or Indebtedness for Borrowed Money secured by Liens) referred to in clauses (a) through (i) and (k), inclusive, provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on and accessions to such Property), and (ii) the Indebtedness for Borrowed Money secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Indebtedness for Borrowed Money being refinanced).

(k) Liens created in substitution of any Liens permitted by clauses (a) through (j), inclusive, provided that, (i) based on a good faith determination of a senior officer of the Borrower, the property encumbered by such substitute or replacement Lien is substantially similar in nature to the property encumbered by the otherwise permitted Lien that is being replaced, and (ii) the Indebtedness for Borrowed Money secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Indebtedness for Borrowed Money being refinanced)).

If a Subsidiary incurs a Lien in or on any of its Property to secure or provide for the payment of any Indebtedness for Borrowed Money at the time that it is not a Major Subsidiary, the incurrence and existence of such Lien shall not be prohibited or restricted by, and shall not reduce availability under any clause of, this Section 6.10 upon such Subsidiary subsequently becoming a Major Subsidiary unless such Lien was incurred in contemplation of such Subsidiary becoming a Major Subsidiary.

Section 6.11 Financial Covenant. (a) As of the last day of each fiscal quarter of the Borrower commencing with the first fiscal quarter-end date occurring after the Effective Date, the Consolidated Leverage Ratio shall not be greater than 3.50:1.00; provided that at the election of the Borrower, exercised by written notice delivered by the Borrower to the Administrative Agent at any time prior to the date that is thirty (30) days following consummation of any Material Acquisition by the Borrower or any Subsidiary, such maximum Consolidated Leverage Ratio shall be increased to 4.50 to 1.00; provided, further, that such increase (x) shall not be effective prior to the consummation of such Material Acquisition, (y) shall only apply for a period of four full fiscal quarters after the consummation of such Material Acquisition and (z) the Consolidated Leverage Ratio of the Borrower shall not exceed 3.50 to 1.00 as of the last day of any five consecutive fiscal quarters.

(b) At any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Debt as set forth in the definition of “Acquisition Debt”)), any Acquisition Debt (and the proceeds of such Acquisition Debt) shall be excluded from the definition of Consolidated Leverage Ratio.

Section 6.12 OFAC, FCPA. Neither the Borrower nor any of its Subsidiaries will directly, or to the Borrower’s knowledge, indirectly, use the proceeds of any Advance or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject or target of Sanctions in each case of this clause (b) in violation of applicable Sanctions or (c) in any other manner that will result in a violation of Sanctions applicable to any party hereto.

ARTICLE 7

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

Section 7.01 Breach of Representations or Warranties. Any representation or warranty made by the Borrower to the Lenders or the Administrative Agent under this

Agreement, or any certificate or information delivered in connection with this Agreement, shall be false in any material respect when made or deemed made.

Section 7.02 Failure to Make Payments When Due. Nonpayment of (a) principal of any Loan when due or the Borrower’s obligation under Section 2.03(f) when due to reimburse an Issuing Lender the amount of each draft under a Letter of Credit paid by such Issuing Lender, or (b) interest upon any Loan, any Commitment Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

Section 7.03 Breach of Covenants. The breach by the Borrower of (a) any of the terms or provisions of Section 6.03, 6.08, 6.10 or 6.11 or (b) any of the other terms or provisions of this Agreement which is not remedied within thirty (30) days after the Borrower knows of the occurrence thereof.

Section 7.04 Cross Default.

(a) The Borrower or any Major Subsidiary shall fail to pay any principal of or premium or interest on any Indebtedness for Borrowed Money which is outstanding in a principal amount of at least the Requisite Amount in the aggregate (but excluding indebtedness arising hereunder) of the Borrower or such Major Subsidiary (as the case may be) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for Borrowed Money unless adequate provision for any such payment has been made in form and substance satisfactory to the Required Lenders.

(b) Any Indebtedness for Borrowed Money of the Borrower or any Major Subsidiary which is outstanding in a principal amount of at least the Requisite Amount in the aggregate shall be declared to be due and payable, or required to be prepaid (other than by a scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness for Borrowed Money shall be required to be made, in each case prior to the stated maturity thereof as a result of a breach by the Borrower or such Major Subsidiary (as the case may be) of the agreement or instrument relating to such Indebtedness for Borrowed Money and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for Borrowed Money unless adequate provision for the payment of such Indebtedness for Borrowed Money has been made in form and substance satisfactory to the Required Lenders.

(c) The Borrower or any of its Major Subsidiaries shall admit in writing its inability to pay its debts generally as they become due.

Section 7.05 Voluntary Bankruptcy; Appointment of Receiver; Etc. The Borrower or any of its Major Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.05, or (f) fail to contest in good faith any appointment or proceeding described in Section 7.06.

Section 7.06 Involuntary Bankruptcy; Appointment of Receiver; Etc. Without the application, approval or consent of the Borrower or any of its Major Subsidiaries, a receiver, trustee, custodian, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Major Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.05(d) shall be instituted against the Borrower or any of its Major Subsidiaries, and such appointment continues undischarged, or such proceeding continues undismissed or unstayed, in each case, for a period of sixty (60) consecutive days.

Section 7.07 Judgments. The Borrower or any of its Major Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money (except to the extent covered by independent third party insurance and as to which the insurer has not disclaimed coverage) in excess of $250,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

Section 7.08 Unfunded Liabilities. (i) The aggregate Unfunded Liabilities of all Plans would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole; (ii) the present value of the unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans in the aggregate would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole; or (iii) any Reportable Event shall occur in connection with any Plan and such Reportable Event would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole.

Section 7.09 Change of Control. A Change of Control shall have occurred.

Section 7.10 Other ERISA Liabilities. The Borrower, any Subsidiary, or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability or become obligated to make contributions to a Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any

Subsidiary, or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole.

Section 7.11 Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement), ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document for any reason other than as expressly permitted hereunder or thereunder.

ARTICLE 8

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

Section 8.01 Acceleration, Etc. If any Default described in Section 7.05 or 7.06 occurs, the obligations of the Lenders to make Loans and the obligations of the Issuing Lenders to issue Letters of Credit hereunder shall automatically terminate and the Obligations of the Borrower shall immediately become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as required in clause (ii) below shall automatically become effective, in each case without any election or action on the part of the Administrative Agent or any Lender or Issuing Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (i) terminate or suspend (in whole or in part) the obligations of the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit hereunder and declare the Obligations of the Borrower to be due and payable (in whole or in part), whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) require that the Borrower Cash Collateralize the L/C Obligations in an amount equal to 100% of the outstanding L/C Obligations. Promptly upon any acceleration of the Obligations, the Administrative Agent will provide the Borrower with notice of such acceleration.

If, within thirty (30) days after acceleration of the maturity of the Obligations of the Borrower or termination of the obligations of the Lenders to make Loans and the obligations of the Issuing Lenders to issue Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.05 or 7.06) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

Section 8.02 Amendments. Subject to the provisions of this Article 8, the Required Lenders (or the Administrative Agent with the consent in writing of the

Required Lenders) and the Borrower may enter into (with notice to the Administrative Agent, if the Administrative Agent is not acting with the consent in writing of the Required Lenders) agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall:

(a) Extend the final maturity of any Loan of any Lender or forgive all or any portion of the principal amount thereof payable to any Lender or of any unpaid obligations of the Borrower under Section 2.03(f) to reimburse an Issuing Lender the amount of each draft under a Letter of Credit paid by such Issuing Lender, or reduce the rate or extend the scheduled time of payment of interest or fees thereon (other than a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof) payable to any Lender, without the consent of each Lender or Issuing Lender affected thereby.

(b) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend Section 2.19 or the definition of “Pro Rata Share”, without the consent of all Lenders affected thereby. For the sake of clarity, the addition of a term loan or an increased or additional revolving credit facility or an extension of the maturity of a portion of the revolving credit facility and similar modifications shall be permitted with the consent of the Required Lenders and the Lenders agreeing to participate in the new facility or to increase the amount of their commitment or extend the maturity of their Loans.

(c) Extend the Facility Termination Date as it applies to any Lender or otherwise extend the term or increase the amount of the Commitment of any Lender hereunder (other than as expressly permitted by the terms of Section 2.22) without the consent of each Lender affected thereby.

(d) Permit the Borrower to assign its rights or obligations under this Agreement except as provided in Section 6.08 without the consent of all Lenders.

(e) Amend this Section 8.02 without the consent of all Lenders.

(f) Amend the definition of “Foreign Currency” or Section 1.05 without the consent of all Lenders.

Notwithstanding the foregoing, (v) no amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent; (w) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (x) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of documents executed by the Borrower or any Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such related documents to be consistent with this Agreement and the other Loan Documents); (y) no amendment, waiver or consent shall affect the rights or duties of any Issuing Lender under this Agreement or any Loan Document relating to any Letter of Credit issued or to be issued by it without the prior written consent of such Issuing Lender; and (z) no amendment, waiver or consent shall affect the rights or duties of the Swingline Lender under this Agreement without the prior written consent of the Swingline Lender. In addition, and notwithstanding the foregoing, the Borrower and the Administrative Agent may enter into a LIBOR Successor Amendment, and such amendment shall be effective at the times and upon the terms described in Section 3.07(b).

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (it being specifically understood and agreed that any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of such Lender may not be increased without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 8.03 Preservation of Rights. No delay or omission of the Lenders or any Issuing Lender or Agents to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or issuance of any Letter of Credit notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.02, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agents and the Lenders until all of the Obligations have been paid in full.

ARTICLE 9

GENERAL PROVISIONS

Section 9.01 Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Lender, each Issuing Lender and the

Swingline Lender regardless of any investigation made by the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender or on their behalf and notwithstanding that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may have had notice or knowledge of any Default at the time of any Advance, and shall continue in full force and effect as long as any Loan, (except as may be Cash Collateralized or as otherwise agreed by the applicable Issuing Lender) L/C Obligation or any other Obligation hereunder (other than any contingent indemnification obligations for which no claim has been made) shall remain unpaid or unsatisfied.

Section 9.02 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 9.03 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Section 9.04 Entire Agreement. The Loan Documents, together with the Fee Letter, embody the entire agreement and understanding among the Borrower, the Agents, the Lenders party thereto and supersede all prior agreements and understandings among the Borrower, the Agents and the Lenders, as applicable, relating to the subject matter thereof.

Section 9.05 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders and the Issuing Lenders hereunder are several and not joint and no Lender or Issuing Lender shall be the partner or agent of any other (except to the extent to which the Agents are authorized to act as such). The failure of any Lender or Issuing Lender to perform any of its obligations hereunder shall not relieve any other Lender or Issuing Lender from any of its obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.01(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided, however, that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.06, 9.09 and 10.07 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

Section 9.06 Expenses; Indemnification.

(a) Costs and Expenses. The Borrower shall reimburse from time to time on demand (i) all reasonable out-of-pocket fees and expenses incurred by, without duplication, the Administrative Agent, the Arrangers and their respective Affiliates (in the case of fees, disbursements and other charges of counsel, limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the

Arrangers and the Lenders (taken together) and, if reasonably necessary, of one local counsel in any relevant jurisdiction) incurred in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lenders and the Lenders (in the case of fees, disbursements and charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one counsel to such parties, taken together (and, if reasonably necessary, one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) for all affected parties, taken together)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.06, or (B) in connection with the Loans or Letters of Credit made or issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or the Borrower’s obligations in respect of Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each Issuing Lender and each of their respective Affiliates, controlling Persons, successors and assigns and their respective officers, directors, employees, agents and advisors (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from (and will reimburse each Indemnitee as the same are incurred for), any and all losses, claims, damages, liabilities and expenses (in the case of fees, disbursements and charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one counsel to all Indemnitees, taken together (and, if reasonably necessary, one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) for all affected Indemnitees, taken together)) that may be incurred by or awarded against any Indemnitee, in each case arising out of or in connection with (i) the Revolving Credit Facility, (ii) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.05), (iii) any Loan or Letter of Credit or the use or proposed use of the proceeds, (iv) any actual or alleged presence or release of Hazardous Materials on, at, to or from any property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee or its Subject Related Parties, (y) a material breach by such Indemnitee or any of its Subject Related Parties of such Indemnitee’s obligations hereunder or under any other Loan Document or (z) a dispute solely among two or more Indemnitees not arising from any act or omission of the Borrower or its Subsidiaries hereunder (other than claims against an Indemnitee in its capacity or as a result of fulfilling its role as an Agent, Arranger or similar role under any of the Loan Documents). This Section 9.06(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In the case of an investigation, litigation or proceeding to which the indemnity in this Section 9.06(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its equityholders or creditors, MuleSoft, its subsidiaries or any other third party or an Indemnitee, whether or not an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) of this Section 9.06 or the Borrower for any reason fail to indefeasibly pay or cause to be paid any amount required under subsection (b) of this Section 9.06, in each case, to be paid to the Administrative Agent (or any sub-agent thereof), any Arranger, any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Arranger, such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Arranger, such Issuing Lender or the Swingline Lender in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Arranger, such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.17(c).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto agrees that it shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (it being agreed that the Borrower’s indemnity and contribution obligations set forth in this Section 9.06 shall apply in respect of any special, indirect, consequential or punitive damages that may be awarded against any Indemnitee in connection with a claim by a third party unaffiliated with the Indemnitee). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Subject Related Parties or a material breach of such Indemnitee’s or its Subject Related Parties’ obligations hereunder or under any other Loan Document, in each case, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 9.06 shall be payable not later than ten (10) Business Days after written demand therefor.

(f) Survival. The agreements in this Section 9.06 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.07 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with the Agreement Accounting Principles.

Section 9.08 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. Without limiting the foregoing provisions of this Section 9.08, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.09 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agents on the other hand shall be solely that of borrower and lender. None of the Agents, the Arrangers or any Lender shall have any fiduciary responsibilities to the Borrower. None of the Agents, the Arrangers or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 9.10 Confidentiality. Each of the Administrative Agent, each other Agent, the Issuing Lenders and the Lenders agrees to use all Information received by them solely for the purposes of providing the services that are the subject of this Agreement and to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, trustees, advisors and agents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority), in which case such Administrative Agent, other Agent, Issuing Lender or Lender, as applicable, agrees to the extent reasonably practicable and not prohibited by applicable law, rule, regulation or order, to inform the Borrower promptly of the disclosure thereof, (c) to the extent required by applicable laws, rules or regulations or by any subpoena or order or similar legal process (in which case such Administrative Agent, other Agent, Issuing Lender or Lender, as applicable, agrees to the extent not prohibited by applicable law, rule, regulation or order, to inform the Borrower promptly of the disclosure thereof), (d) in connection with performing the services set forth herein and consummating the transactions contemplated hereby, to any prospective Lender or Issuing Lender or participant subject to the such prospective Lender or Issuing Lender or participant agreeing to confidentiality arrangements (for the benefit of the Borrower) no less favorable to the Borrower than those set forth in this Section 9.10, (e) to potential counterparties to any swap or derivative transaction, subject to the confidentiality agreements in favor of the Borrower no less favorable to the Borrower than this paragraph, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (g) with the prior written consent of the Borrower, (h) in connection with obtaining CUSIP numbers, (i) as and to the extent set forth in Section 12.02, (j) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section 9.10 or (y) becomes available to such Administrative Agent, other Agent, Issuing Lender or Lender, as applicable, from a source other than the Borrower (or the Borrower’s representatives) that is not, such Person’s knowledge, subject to confidentiality or fiduciary obligations owing to you or any of your subsidiaries and (k) to any other party hereto. Notwithstanding the foregoing, the Administrative Agent shall not be required to provide notice of any Lender by any governmental agency or examiner or regulatory body with jurisdiction over any Lender.

In addition, on a confidential basis, the Administrative Agent, each Issuing Lender and each Lender may disclose the existence and terms of this Agreement (including, without limitation, the Aggregate Commitment, the nature of the facility as a revolving credit facility, the use of proceeds provisions herein and the principal amount outstanding at a given time), and the identity of the parties hereto (including titles and participants) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, the Issuing Lenders and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section 9.10, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses or the MuleSoft Acquisition in connection with the transactions contemplated hereby.

Each of the Administrative Agent, the Issuing Lenders and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

Section 9.11 Nonreliance. Each of the Lenders hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

Section 9.12 Disclosure. The Borrower, the Issuing Lenders and each Lender hereby acknowledge and agree that the Administrative Agent, Arrangers and/or their respective Affiliates and certain of the other Lenders, Issuing Lenders and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

ARTICLE 10

THE ADMINISTRATIVE AGENT

Section 10.01 Appointment and Authority. Each of the Lenders and each Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 (other than Section 10.06 below) are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions (other than as provided in Section 10.06 below). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance, extension, renewal, amendment or increase of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance, extension, renewal, amendment or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 10.04 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article 8) or (ii) in the absence of (A) its and its Subject Related Parties’ gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment and (B) material breach by the Administrative Agent and its Subject Related Parties of the Administrative Agent’s obligations pursuant to the terms of the Loan Documents as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including any report provided to it by an Issuing Lender pursuant to Section 2.03), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).

Section 10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct (or breached its material obligations under the Loan Documents) in the selection of such sub-agents.

Section 10.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United

States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (such date, or the date, if earlier, upon which a successor is appointed, the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, subject to, so long as no Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or removed) Administrative Agent (other than as provided in Section 3.08 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 10 and Section 9.06 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as

Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any agency capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Swingline Lender. If Wells Fargo resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.01. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall, if in its sole discretion it elects to, succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender in its capacity as such and (b) the retiring Swingline Lender shall be discharged from all of its duties and obligations in its capacity as such. For the avoidance of doubt, any resignation by Wells Fargo as an Issuing Lender shall be subject to Section 2.03(i).

Section 10.07 Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

Section 10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.09, 3.03 and 9.06) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 3.03 and 9.06.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding.

Section 10.10 ERISA. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:

(i) none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each of the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 11

SETOFF

Section 11.01 Setoff. In addition to, and without limitation of, any rights of the Lenders or any Issuing Lender under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Issuing Lender or any Affiliate of any Lender or Issuing Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations of the Borrower then owing to such Lender or Issuing Lender to the extent the Obligations shall then be due; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

ARTICLE 12

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

Section 12.01 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default under Section 7.02, 7.05 or 7.06 has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the prior written consent of the Borrower (such consent to not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of a Lender or a Default under Section 7.02, Section 7.05 or Section 7.06 has occurred and is continuing; provided that no assignment shall result in any Lender, together with its Affiliates, holding more than 30% of the Aggregate Commitments at any time without the prior written consent of the Borrower;

(B) the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the Issuing Lenders and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of its Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) No Assignment to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender.

(viii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the Pro Rata Share of Revolving Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swingline Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 3.05 and 9.06 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and L/C Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender and Issuing Lender, as applicable, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or Issuing Lender, as applicable, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the prior written consent of the Borrower, sell participations to any Person (other than a natural person, Defaulting Lender or the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans)); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 8.02 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, 3.03, 3.04 or 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.01 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.19 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The

entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.05 unless such Participant agrees to comply with Section 3.05 as though it were a Lender (it being understood that the documentation required under Section 3.05(e) shall be delivered to the Lender who sells the participation).

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.02 Dissemination of Information. The Borrower authorizes each of the Lenders to disclose to any Participant and any prospective Participant any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any reports or other information delivered by the Borrower pursuant to Section 6.01; provided that each Participant and prospective Participant agrees to be bound by Section 9.10 of this Agreement or other provisions at least as restrictive as Section 9.10 including making the acknowledgments set forth therein (in each case for the benefit of the Borrower).

Section 12.03 Tax Treatment. If any interest in any Loan Document is transferred to any Participant which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Participant, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.05(e).

ARTICLE 13

NOTICES

Section 13.01 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number set forth on Schedule 13.01; and

(ii) if to any other Lender or Issuing Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to Article 2 if such Lender or Issuing Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower, any Issuing Lender or the Swingline Lender may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT

WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or breach of its material obligations under any Loan Document by, such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent, the Lenders and the Issuing Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower so long as such notices appear on their face to be authentic even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender, each Issuing Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

ARTICLE 14

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

Section 14.01 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14.02 Electronic Execution. The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Conversion/Continuation Notices, Borrowing Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

ARTICLE 15

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

Section 15.01 Choice of Law. THE LOAN DOCUMENTS AND OBLIGATIONS OF THE PARTIES THEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER THEREOF AND ANY

DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 15.02 Consent to Jurisdiction. EACH OF THE BORROWER, THE AGENTS, THE ISSUING LENDERS, THE SWINGLINE LENDER AND THE LENDERS HEREBY IRREVOCABLY SUBMITS TO JURISDICTION OF ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS, THE ISSUING LENDERS, THE SWINGLINE LENDER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BROUGHT BY THE BORROWER, DIRECTLY OR INDIRECTLY, IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.

EACH OF THE BORROWER, THE AGENTS, THE ISSUING LENDERS, THE SWINGLINE LENDER AND THE LENDERS HEREBY AGREES FURTHER THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.01 AND AGREES THAT SUCH SERVICE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS OR LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 15.03 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15.04 U.S. Patriot Act Notice. Each Lender that is subject to the U.S. Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the U.S. Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the U.S. Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act.

Section 15.05 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arrangers nor any of the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arrangers nor any of the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby agrees and covenants that it will not make any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 15.06 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, any Issuing Lender or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Issuing Lender or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Issuing Lender or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Issuing Lender or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Issuing Lender or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any Issuing Lender or any Lender in such currency, the Administrative Agent, such Issuing Lender or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 15.07 Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an EEA Financial Institution;

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 15.08 Amendment and Restatement. Upon the Effective Date, this Agreement shall amend and restate the Existing Credit Agreement in its entirety, and the rights and obligations of the parties hereto evidenced by the Existing Credit Agreement and the “Loan Documents” (as defined in the Existing Credit Agreement) shall be evidenced by this Agreement and the other Loan Documents. Upon the Effective Date, (i) all “Obligations” (as defined in the Existing Credit Agreement) (except for those that survive the termination of the Existing Credit Agreement or the commitments thereunder by its terms) including each Guaranty (as defined in the Existing Credit Agreement) of each Guarantor (as defined in the Existing Credit Agreement) shall terminate and be deemed satisfied in full and released automatically; (ii) the Existing Credit Agreement shall be deemed replaced in its entirety by this Agreement and shall be of no further force or effect (except for any provisions thereof that survive the termination of the Existing Credit Agreement or the commitments thereunder by its terms); (iii) the other “Loan Documents” as defined in the Existing Credit Agreement shall terminate and cease to be of any further force or effect (except for any provisions thereof that survive the termination thereof by its terms); (iv) each Person listed on the Commitment Schedule shall be a Lender or an Issuing Lender under this Agreement with the Commitments set forth opposite its name on the Commitment Schedule; and (v) any Loans to be made on the Effective Date shall be made in accordance with the Commitments set forth on the Commitment Schedule.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SALESFORCE.COM, INC.

/s/ Mark Hawkins
Name:	Mark Hawkins
Title:	President and Chief Financial Officer

[Signature Page to Revolving Credit Agreement]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Jesse Mason
Name: Jesse Mason
Title: Director

[Signature Page to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender, an Issuing Lender, and a Lender

By:	/s/ Jesse Mason
Name: Jesse Mason Title: Director

[Signature Page to Revolving Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and an Issuing Lender

By:	/s/ Molly Daniello
Name: Molly Daniello Title: Vice President

[Signature Page to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Lender

By:	/s/ Daglas Panchal
Name: Daglas Panchal Title: Executive Director

[Signature Page to Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and an Issuing Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu Title: Director

By:	/s/ Douglas Darman
Name: Douglas Darman Title: Director

[Signature Page to Revolving Credit Agreement]

BARCLAYS BANK PLC, as a Lender and an Issuing Lender

By:	/s/ Chris Walton
Name: Chris Walton Title: Director

[Signature Page to Revolving Credit Agreement]

CITIBANK, N.A., as a Lender and an Issuing Lender

By:	/s/ Susan M. Olsen
Name: Susan M. Olsen Title: Vice President

[Signature Page to Revolving Credit Agreement]

BNP PARIBAS, as a Lender and an Issuing Lender

By:	/s/ Brendan Heneghan
Name: Brendan Heneghan Title: Director

BNP PARIBAS, as a Lender and an Issuing Lender

By:	/s/ Ade Adedeji
Name: Ade Adedeji Title: Vice President

[Signature Page to Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matt S. Scullin
Name: Matt S. Scullin Title: Vice President

[Signature Page to Revolving Credit Agreement]

MUFG BANK LTD., as a Lender

By:	/s/ Lillian Kim
Name: Lillian Kim Title: Director

[Signature Page to Revolving Credit Agreement]

SUNTRUST BANK, as a Lender

By:	/s/ David J. Sharp
Name: David J. Sharp Title: Director

[Signature Page to Revolving Credit Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura Title: Managing Director

[Signature Page to Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph McElhinny
Name: Joseph McElhinny Title: Vice President

[Signature Page to Revolving Credit Agreement]

EXHIBIT A

[FORM OF]

COMPLIANCE CERTIFICATE

To: The Lenders party to the

       Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement, dated as of April 30, 2018 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among salesforce.com, inc., a Delaware corporation (the “Borrower” or “Salesforce”), the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES (IN HIS OR HER CAPACITY AS AN OFFICER OF THE BORROWER AND NOT IN HIS OR HER INDIVIDUAL CAPACITY) THAT:

1. I am the duly elected [Chief Financial Officer] [Chief Accounting Officer] [Treasurer] of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by [the attached financial statements][the financial statements available in electronic format and delivered pursuant to Section 6.01 of the Agreement];

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default as of the date of this Compliance Certificate[, except as set forth below];

4. Schedule 1 attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with the financial covenant set forth in Section 6.11 of the Credit Agreement, all of which data and computations are true, complete and correct; and

5. Schedule 2 attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

[Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

A-1

The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements referred to in this Compliance Certificate in support hereof, are made and delivered this                  day of                 ,         .

By:
Name:
Title: [Chief Financial Officer] [Chief Accounting Officer] [Treasurer]

A-2

Schedule 1

[See attached.]

A-0

Schedule 2

[See attached.]

A-1

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]1 Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the Assignors] under the respective facilities identified below (and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s) or Assignee(s), as applicable, if the assignment is from a single Assignor and/or to a single Assignee, choose the first bracketed language and if the assignment is from multiple Assignors and/or to multiple Assignees, choose the second bracketed language.

2 Select either or both as appropriate.

3 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

2.	Assignee[s]:	[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Borrower:	salesforce.com, inc. (“Salesforce”)

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	Second Amended and Restated Credit Agreement, dated as of April 30, 2018, among Salesforce, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender

6.	Assigned Interest:

Assignor[s][4]	Assignee[s][5]	Aggregate Amount of Commitment/ Revolving Loans for Assignor[6]	Amount of Commitment/ Revolving Loans Assigned	Percentage Assigned of Commitment/ Revolving Loans[7]

		$	$	%
		$	$	%
		$	$	%

4 List each Assignor, as appropriate.

5 List each Assignee, as appropriate.

6 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

7 Set forth, to at least nine (9) decimals, as a percentage of the Commitment/Revolving Loans of all Lenders thereunder.

[7.	Trade Date: ][8]

Effective Date:                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

8 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]9 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

[Consented to:]10

SALESFORCE.COM, INC., as Borrower

By:
Title:

[9]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[10]	To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.01(b)(v), (vi), and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.01(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest, and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

[FORM OF]

PREPAYMENT NOTICE

Wells Fargo Bank, National Association

as Administrative Agent under

the Credit Agreement referred to below

1525 W WT Harris Boulevard

Mail Code: D1109-019-1B1

Charlotte, NC 28262

email: agencyservices.requests@wellsfargo.com

Attention: Syndication Agency Services

Ladies and Gentlemen:

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of April 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among salesforce.com, inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

This Prepayment Notice is delivered to you pursuant to Section 2.07 of the Credit Agreement. The Borrower hereby gives notice of a prepayment of Loans as follows:

(a) The proposed date of the prepayment is             ;

(b) the aggregate amount of the proposed prepayment is             ; and

(c) the Advance[s] to be prepaid [is][are] a[n] [Alternate Base Rate Advance] [Eurocurrency Advance[s] with [an] Interest Period[s] ending [            ] denominated in [            ]] [Swingline Borrowing].

SALESFORCE.COM, INC.

By:
Name:
Title:

C-1

EXHIBIT D

[FORM OF]

PROMISSORY NOTE

[            ], 20[    ]

FOR VALUE RECEIVED, salesforce.com, inc., a Delaware corporation (the “Borrower”), promises to pay to the order of             (the “Lender”) the aggregate unpaid principal amount of the Loan made from time to time by the Lender to the Borrower pursuant to Section 2.01(a) of the Credit Agreement (as hereinafter defined), in immediately available funds at the address or Lending Installation of Wells Fargo Bank, National Association, as Administrative Agent specified in accordance with the terms of the Credit Agreement, together with interest on the unpaid principal amount thereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the maturity date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of April 30, 2018 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Credit Agreement”) among the Borrower, the lenders party thereto, including the Lender, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest and any notice of any kind. No failure to exercise and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof that would require the application of the laws of another jurisdiction.

SALESFORCE.COM, INC.

By:
Name:
Title:

D-1

SCHEDULE OF LOANS AND PAYMENTS

OF PRINCIPAL TO NOTE

DATED

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

D-2

EXHIBIT E

[FORM OF]

BORROWING NOTICE

[Date]

Wells Fargo Bank, National Association

as Administrative Agent under

the Credit Agreement referred to below

1525 W WT Harris Boulevard

Mail Code: D1109-019-1B1

Charlotte, NC 28262

email: agencyservices.requests@wellsfargo.com

Attention: Syndication Agency Services

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of April 30, 2018 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among salesforce.com, inc., a Delaware corporation, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

We hereby give you notice pursuant to Section 2.08 of the Credit Agreement that we request an Advance under the Credit Agreement as follows:

(a) the requested Borrowing Date of the proposed Advance is             , 20__1;

(b) the aggregate amount and currency of the proposed Advance is             ;

(c) the Type of Advance is a [Alternate Base Rate Advance] [Eurocurrency Advance];

(d) the Advance is [a Revolving Borrowing] [a Swingline Borrowing];

[1]	Must be a Business Day.

E-1

[(e) the Interest Period for each Loan made as part of the proposed Advance is             ;]2 and

(f) proceeds of the Advance are to be disbursed to [location and number of account].

We represent and warrant as of the requested Borrowing Date that (a) No Default or Unmatured Default has occurred and is continuing, or would result from the proposed Advance; and (b) the representations and warranties contained in Article 5 of the Credit Agreement (other than the representations and warranties set forth in Sections 5.05, 5.06 and 5.07) are true and correct in all material respects (except to the extent representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of the Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date.

Very truly yours, SALESFORCE.COM, INC.

By:
Name:
Title:

[2]	Include clause (e) only if proposed Advance is comprised of Eurocurrency Loans. The requested Interest Period must comply with the definition of the term “Interest Period.” There may not be more than ten (10) different Interest Periods applicable to outstanding Advances consisting of Eurocurrency Loans (unless such limit has been waived by the Administrative Agent in its sole discretion).

E-2

EXHIBIT F

[FORM OF]

CONVERSION/CONTINUATION NOTICE

[Date]

Wells Fargo Bank, National Association

as Administrative Agent under

the Credit Agreement referred to below

1525 W WT Harris Boulevard

Mail Code: D1109-019-1B1

Charlotte, NC 28262

email: agencyservices.requests@wellsfargo.com

Attention: Syndication Agency Services

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of April 30, 2018 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among salesforce.com, inc., a Delaware corporation, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

We hereby give you notice, irrevocably, pursuant to Section 2.09 of the Credit Agreement that we elect to [convert [part of] [all of] the Alternate Base Rate Advance in the amount of $             into a Eurocurrency Advance] [continue [part of] [all of] the Eurocurrency Advance in the amount of $              having an Interest Period ending on the requested date of the proposed continuation], as follows:

(a) the requested Business Day of the proposed [conversion] [continuation] is             , 20__;13

(b) the Advance to be [converted] [continued] consists of a [Alternate Base Rate Advance] [Eurocurrency Advance] in an aggregate amount of $             ; and

[13]	This Notice must be delivered to the Administrative Agent not later than 11:00 a.m. (Pacific time) at least three (3) Business Days prior to the requested conversion or continuation date.

F-1

(c) the amount of such Advance which is to be [converted into] [continued as] a Eurocurrency Advance is $            , and the duration of the Interest Period applicable thereto is             .14

Very truly yours, SALESORCE.COM, INC., as the Borrower

By:
Name:
Title:

[14]	The requested Interest Period must comply with the definition of the term “Interest Period.” There may not be more than ten (10) different Interest Periods applicable to outstanding Advances consisting of Eurocurrency Loans.

F-2

EXHIBIT G

[FORM OF]

OFFICER’s CERTIFICATE

SALESFORCE.COM, INC.

OFFICER’S CERTIFICATE

[            ], 20[        ]

Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 30, 2018 (the “Credit Agreement”), among salesforce.com, inc., a Delaware corporation (the “Company”), the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

Pursuant to the Credit Agreement, the undersigned, Mark Hawkins, the President and Chief Financial Officer of the Company, in his capacity as an officer of the Company and not in any individual capacity, hereby certifies that as of the date hereof:

1.	I am an Authorized Officer of the Company, authorized to act for the Company;

2.	No Default or Unmatured Default has occurred and is continuing; and

3. The representations and warranties contained in Article 5 of each of the Credit Agreements are true and correct in all material respects (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties are true and correct in all respects) as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties were true and correct in all respects) on and as of such earlier date.

[Signature page follows]

G-1

IN WITNESS WHEREOF, I have hereunto signed my name as of the date set forth above.

Name:	Mark Hawkins
Title:	President and Chief Financial Officer

[Signature Page – Officer’s Certificate]

G-2

EXHIBIT H-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For United States Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of April 30, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among salesforce.com, inc., the institutions from time to time parties thereto as Lenders and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.05 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a duly completed and executed certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Lender that is a disregarded entity for United States federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such Lender’s regarded owner for United States federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By

Name
Title
Date

Form of U.S. Tax Compliance Certificate

EXHIBIT H-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For United States Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of April 30, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among salesforce.com, inc., the institutions from time to time parties thereto as Lenders and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.05 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a duly completed and executed certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a participant that is a disregarded entity for United States federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such participant’s regarded owner for United States federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By

Name
Title
Date

Form of U.S. Tax Compliance Certificate

EXHIBIT H-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For United States Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of April 30, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among salesforce.com, inc., the institutions from time to time parties thereto as Lenders and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.05 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a duly competed and executed Internal Revenue Service Form W-8IMY, accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed Internal Revenue Service Form W-8BEN or W-8BEN-E (or an applicable successor form) or (ii) a duly completed and executed Internal Revenue Service Form W-8IMY accompanied by a duly completed and executed Internal Revenue Service Form W-8BEN or W-8BEN-E (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by Internal Revenue Service Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By

Name
Title
Date

Form of U.S. Tax Compliance Certificate

EXHIBIT H-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For United States Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of April 30, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among salesforce.com, inc., the institutions from time to time parties thereto as Lenders and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.05 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a duly completed and executed Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed Internal Revenue Service Form W-8BEN or W-8BEN-E (or an applicable successor form) or (ii) a duly completed and executed Internal Revenue Service Form W-8IMY accompanied by a duly completed and executed Internal Revenue Service Form W-8BEN or W-8BEN-E (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by Internal Revenue Service Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By

Name
Title
Date

Form of U.S. Tax Compliance Certificate

PRICING SCHEDULE

TO REVOLVING CREDIT AGREEMENT

APPLICABLE MARGIN

	Pricing Level I (S&P /Moody’s)	Pricing Level II (S&P /Moody’s)	Pricing Level III (S&P /Moody’s)	Pricing Level IV (S&P /Moody’s)	Pricing Level V (S&P /Moody’s)	Pricing Level VI (S&P /Moody’s)
Public Debt Rating	≥ A+ and A1	A and A2	A- and A3	BBB+ and Baa1	BBB and Baa2	≤BBB– and Baa3
Eurocurrency Advance	0.750%	0.875%	1.00%	1.125%	1.250%	1.375%
Alternate Base Rate Advance	0%	0%	0%	0.125%	0.250%	0.375%

COMMITMENT FEE

	Pricing Level I (S&P /Moody’s)	Pricing Level II (S&P /Moody’s)	Pricing Level III (S&P /Moody’s)	Pricing Level IV (S&P /Moody’s)	Pricing Level V (S&P /Moody’s)	Pricing Level VI (S&P /Moody’s)
Public Debt Rating	≥ A+ and A1	A and A2	A- and A3	BBB+ and Baa1	BBB and Baa2	≤BBB– and Baa3
	0.05%	0.07%	0.10%	0.125%	0.15%	0.175%

For the purpose of the foregoing charts, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin or Commitment Fee, as applicable, shall be determined by reference to the available Public Debt Rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin or Commitment Fee, as applicable, shall be set in accordance with Pricing Level VI until such time as either S&P or Moody’s shall have in effect a Public Debt Rating; (c) if the Public Debt Ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin or Commitment Fee, as applicable, shall be based upon the higher of such Public Debt Ratings, except that in the event that the lower of such Public Debt Ratings is more than one level below the higher of such Public Debt Ratings, the Applicable Margin or Commitment Fee, as applicable, shall be based upon the level immediately below the higher of such Public Debt Ratings; (d) if any Public Debt Rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which Public Debt Ratings are established, each reference to the Public Debt Ratings announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

COMMITMENT SCHEDULE

COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share of Aggregate Commitment
Bank of America, N.A.	$100,000,000.00	10.000000000%
JPMorgan Chase Bank, N.A.	$100,000,000.00	10.000000000%
Wells Fargo Bank, National Association	$100,000,000.00	10.000000000%
Deutsche Bank AG New York Branch	$100,000,000.00	10.000000000%
Barclays Bank PLC	$100,000,000.00	10.000000000%
Citibank, N.A.	$100,000,000.00	10.000000000%
BNP Paribas	$100,000,000.00	10.000000000%
U.S. Bank National Association	$75,000,000.00	7.500000000%
MUFG Bank, Ltd.	$75,000,000.00	7.500000000%
SunTrust Bank	$50,000,000.00	5.000000000%
Mizuho Bank, Ltd.	$50,000,000.00	5.000000000%
PNC Bank, National Association	$50,000,000.00	5.000000000%
TOTAL	$1,000,000,000.00	100.000000000%

L/C COMMITMENT SCHEDULE

Issuing Lender	L/C Commitment
Bank of America, N.A.	$10,000,000.00
JPMorgan Chase Bank, N.A.	$10,000,000.00
Wells Fargo Bank, National Association	$10,000,000.00
Deutsche Bank AG New York Branch	$10,000,000.00
Barclays Bank PLC	$10,000,000.00
Citibank, N.A.	$10,000,000.00
BNP Paribas	$10,000,000.00

Schedule 13.01

CERTAIN ADDRESSES FOR NOTICES

1.	Address of the Borrower:

Attention: Chief Financial Officer

salesforce.com, inc.

The Landmark @ One Market, Suite 300

San Francisco, California 94105

Phone: (415) 901-7000

treasury@salesforce.com

2.	Address for the Administrative Agent:

Administrative Agent’s Office:

Wells Fargo Bank, National Association

1525 W WT Harris Boulevard

Mail Code: D1109-019-1B1

Charlotte, NC 28262

Attention: Syndication Agency Services

Fax: (844) 879-5899

agencyservices.requests@wellsfargo.com